SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SYBRON DENTAL SPECIALTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SYBRON DENTAL SPECIALTIES, INC.

100 Bayview Circle, Suite 6000

Newport Beach, California 92660-8915

(949) 255-8700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 8, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., Pacific Standard Time, on Wednesday, February 8, 2006 at the Hyatt Grand Champion Resort & Spa at 44-600 Indian Wells Lane, Indian Wells, California 92210, for the following purposes:

1. To elect two directors to serve as Class III Directors until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve the Company’s Executive Officer Annual Performance Bonus Plan, a copy of which is attached as Exhibit A to the accompanying Proxy Statement;

3. To consider and vote upon a proposal to approve the Company’s 2006 Restricted Stock Incentive Plan, a copy of which is attached as Exhibit B to the accompanying Proxy Statement; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on December 16, 2005 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, your vote should be submitted as soon as possible, as it will assist the Company in reducing the expense of additional proxy solicitation. You may vote on the Internet (by accessing www.proxyvote.com), by telephone (by dialing 1-800-690-6903 on a touch-tone telephone), or by mail as described in the accompanying Proxy Statement. Voting over the Internet, by phone or by mail will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

STEPHEN J. TOMASSI

Secretary

Newport Beach, California

January 9, 2006

SYBRON DENTAL SPECIALTIES, INC.

100 Bayview Circle, Suite 6000

Newport Beach, California 92660-8915

(949) 2558700

PROXY STATEMENT

January 9, 2006

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 8, 2006

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of Sybron Dental Specialties, Inc., a Delaware corporation (the “Company” or “Sybron”), to the stockholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m., Pacific Standard Time, on Wednesday, February 8, 2006 at the Hyatt Grand Champion Resort & Spa at 44-600 Indian Wells Lane, Indian Wells, California 92210, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to stockholders on or about January 9, 2006.

Stockholders of record will have the option to vote by written proxy or electronically via either the Internet or a touch-tone telephone. Proxy voting through electronic means is valid under Delaware law, and the Company is offering electronic services both as a convenience to its stockholders and as a step towards reducing costs. Stockholders not wishing to utilize electronic voting methods may continue to cast votes by returning their signed and dated proxy card.

Stockholders whose shares are registered directly with Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent, may vote by completing and mailing the enclosed proxy card or electronically either via the Internet or by calling Computershare. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise: by executing and delivering a later dated proxy via the Internet, via telephone or by mail; by delivering written notice of the revocation of the proxy to the Company’s Corporate Secretary prior to the Annual Meeting; or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by a proxy, whether the proxy is submitted via the Internet, via telephone or by mail, will be voted in accordance with the stockholder’s directions, if the proxy is duly submitted prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR approval of the Company’s Executive Officer Annual Performance Bonus Plan, FOR approval of the Company’s 2006 Restricted Stock Incentive Plan, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof.

If you are a participant in the Company’s 401(k) plan you will receive a proxy that will serve as voting instructions for your shares of Company common stock held in your plan account. The trustee for the 401(k) plan will vote your shares as you direct. If a proxy is not returned for shares held in the 401(k) plan, the trustee will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted.

If you are a participant in the Company’s employee stock purchase plan your proxy will serve as voting instructions for your shares held in the plan. The administrator for the employee stock purchase plan will vote your shares as you direct. If voting directions are not received for shares held in the employee stock purchase plan, the administrator will not vote those shares.

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, in person, or by telephone, telegraph, e-mail or facsimile transmission. The Company will also request brokerage firms, nominees, banks, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy via the medium of your choice will help to avoid additional expense.

On December 16, 2005, the Company had outstanding 40,405,156 shares of common stock (and associated preferred stock purchase rights), and there were no outstanding shares of any other class of stock. Only stockholders of record at the close of business on December 16, 2005 will be entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock outstanding on the record date entitles the holder thereof to one vote on each matter to be voted upon by stockholders at the Annual Meeting.

A majority of the outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on those matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner, under the rules of the New York Stock Exchange (the “NYSE”), will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all votes and ballots. The voting requirements and procedures described below are based upon provisions of the Delaware General Corporation Law, the Company’s charter documents, and any other requirements applicable to the matters to be voted upon.

Directors are elected by a plurality of the votes cast by the shares present in person or represented by proxy at a stockholders meeting, at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

If a quorum is present, the affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting will be required for approval of the Company’s Executive Officer Annual Performance Bonus Plan. Abstentions will have the same effect as a vote against this proposal; broker non-votes will have no effect on the outcome of the voting on this proposal. The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting will be required for approval of the Company’s 2006 Restricted Stock Incentive Plan, provided that the total vote cast represents over 50% in interest of all shares entitled to vote on such proposal. Abstentions will have the same effect as a vote against this proposal; broker non-votes will have no effect on the outcome of the voting on this proposal so long as enough votes are cast to satisfy the 50% requirement.

Under the NYSE rules, if you hold shares through a broker your broker may not vote your shares on Proposal 3 relating to the Company’s 2006 Restricted Stock Incentive Plan, unless you instruct your broker how to vote. Without your voting instructions on this item, a broker non-vote will occur on this item if your broker votes your shares with discretionary authority on the election of directors or Proposal 2, as permitted by the NYSE rules.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of common stock by: (i) persons known by the Company to beneficially own (or in the case of 13F filings, as to which the Company has reason to believe may beneficially own) more than 5% of the outstanding shares of the Company’s common stock, (ii) nominees for director and directors of the Company, (iii) the executive officers named in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, and (iv) all current directors and executive officers of the Company as a group. The number of shares set forth for nominees for director, directors, and executive officers are reported as of December 16, 2005. Amounts for 5% stockholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 (the “Exchange Act”) unless more recent information was provided.

	Common Stock
Name and Address of Owner(a)	Number of Shares Owned	Percent of Class
Ariel Capital Management, Inc.(b) 200 East Randolph Drive, Suite 2900 Chicago, Illinois 60601	4,819,517	11.9%
Barclays Private Bank Ltd.(c) 59/60 Grosvenor Street London, WIX 9DA England	3,237,855	8.0%
Neuberger Berman LLC(d) 605 Third Avenue New York, New York	2,698,282	6.7%
New Amsterdam Partners LLC(e) 475 Park Ave South, 20th Floor New York, New York	2,035,105	5.0%
Floyd W. Pickrell, Jr.(f)	946,912	2.3%
Dennis Brown(g)	51,294	*
William A. Donan	1,000	*
Donald N. Ecker(g)(h)	32,000	*
R. Jeffrey Harris	19,583	*
Robert W. Klemme(g)(i)	11,000	*
James R. Parks(g)	23,000	*
Kenneth F. Yontz(g)(j)	116,755	*
Daniel E. Even(k)	306,036	*
Bernard J. Pitz	0	*
Steven J. Semmelmayer(l)	325,504	*
Stephen J. Tomassi(m)	404,673	*
Gregory D. Waller(n)	24,950	*
All current directors and executive officers as a group (15 persons)(o)	2,663,201	6.2%

*	Represents less than 1% of the class.

(a)	Except as otherwise indicated, each person has the sole power to vote and dispose of all shares listed opposite his or its name.

(b)	Based on information provided by Ariel Capital Management, Inc., as of December 16, 2005. Ariel reported that it had sole voting power with respect to 3,741,242 shares and sole investment power with respect to 4,815,817 shares of the common stock reported.

(c)	Based on a filing on Form 13G by Barclays Private Bank Ltd., dated February 14, 2005. Barclays reported that it had sole voting power with respect to 3,005,593 shares and sole investment power with respect to all of the shares of the common stock reported.

(d)	Based on a filing on Form 13F by Neuberger Berman LLC, filed on November 4, 2005 for the period ended September 30, 2005. Neuberger Berman LLC reported that it had sole voting power with respect to 530,083 shares and did not disclose investment power with respect to the shares of the common stock reported.

(e)	Based on a filing on Form 13F by New Amsterdam Partners LLC, filed on November 4, 2005 for the period ended September 30, 2005. New Amsterdam Partners LLC reported that it had sole voting power with respect to 1,298,640 shares and did not disclose investment power with respect to the shares of the common stock reported.

(f)	Mr. Pickrell has shared voting power and shared investment power with respect to 21,350 of the shares of common stock reported. Includes 816,777 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Pickrell.

(g)	Includes, for each of Messrs. Yontz and Brown, 50,000 shares of common stock issuable upon the exercise of outstanding director stock options held by them. Includes 30,000 shares for Mr. Ecker, 20,000 shares for Mr. Parks and 10,000 shares for Mr. Klemme of common stock issuable upon the exercise of outstanding director stock options.

(h)	Mr. Ecker has shared voting power and shared investment power with respect to 2,000 of the shares of common stock reported.

(i)	Mr. Klemme has shared voting power and shared investment power with respect to 1,000 of the shares of common stock reported.

(j)	Mr. Yontz has shared voting power and shared investment power with respect to 16,583 of the shares of common stock reported.

(k)	Includes 292,447 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Even.

(l)	Mr. Semmelmayer has shared voting power and shared investment power with respect to 2,277 of the shares of common stock reported. Includes 320,175 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Semmelmayer.

(m)	Includes 321,148 shares of common stock issuable upon the exercise of outstanding employee stock options held by Mr. Tomassi.

(n)	Mr. Waller retired as an executive officer of the Company effective May 10, 2005.

(o)	Includes (i) 2,302,729 shares of common stock issuable upon the exercise of outstanding stock options held by all current directors and executive officers as a group and (ii) 74,225 shares as to which there is shared voting power and shared investment power.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act, as required for purposes of this Proxy Statement; accordingly, it includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of December 16, 2005. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes.

ELECTION OF DIRECTORS

Action will be taken at the Annual Meeting for the election of two directors to serve as Class III Directors until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equal in number as possible, serving staggered, three-year terms.

Effective December 31, 2004, William E.B. Siart resigned from the Board of Directors. Mr. Siart’s decision to resign from the Board was related to the offer he accepted to join the Board of Governors of the California Community Foundation, a non-profit organization that supports other nonprofit organizations and public institutions with funds for health and human services, affordable housing, early childhood education, community arts and culture, and other areas of need. Mr. Siart stated that, due to the sizeable time commitment associated with being a member of the Foundation’s Board of Governors, he needed to discontinue his involvement on several boards, including the Company’s Board of Directors, as he would no longer be able to devote the time necessary to properly serve as a board member. Mr. Siart served as a member of the Company’s Compensation Committee, of which he was the Chairman, and Corporate Governance/Nominating Committee until his resignation. In connection with his resignation, the size of the Board was reduced from seven directors to six directors.

On April 4, 2005, the Board of Directors of the Company, upon the recommendation of the Corporate Governance/Nominating Committee, increased the size of the Board of Directors from six to eight members and elected William A. Donan and R. Jeffrey Harris as new directors to fill the newly created directorships, effective as of April 4, 2005. Mr. Donan was elected to serve as a Class II director for a term expiring in 2008 and Mr. Harris was elected to serve as a Class I director for a term expiring in 2007. In addition, Mr. Donan and Mr. Harris were each appointed to the Corporate Governance/Nominating and Compensation committees of the Board of Directors, and Mr. Harris has been designated the Chairman of the Compensation Committee. Mr. Yontz ceased to be a member of these committees upon the appointment of Mr. Donan and Mr. Harris.

The nominees for election as Class III Directors are Donald N. Ecker and Robert W. Klemme. The election shall be determined by a plurality of the votes duly cast. It is intended that the persons appointed as proxies in the proxy card will vote FOR the election of the nominees listed below, unless instructions to the contrary are given to them. The nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the Board of Directors to substitute some other person or persons for any of the nominees, it is intended that the proxies will vote FOR the substitute nominees.

The following table sets forth the principal occupations (for at least the last five years) and directorships of the two nominees in Class III and of the six directors whose terms of office will continue after the Annual Meeting.

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since
Nominees for elections as Class III Directors, whose terms will expire in 2009:

Donald N. Ecker	Founder and Managing Director of CEO Strategic Solutions, LLC, a boutique investment firm specializing in mergers/acquisitions and related financial advisory services, since January 1999; retired as Senior Partner with Ernst & Young LLP in December 1998; previously Co-Director for the Center for Strategic Transactions and Director of Entrepreneurial Services for Southern California. Director of Acorn Technologies and Capo Industries Ltd. Co-founder of Security Bank of California, 2005.	59	2000

Robert W. Klemme	Founder and Managing Director of RK Capital, LLC, a private investment company, since 2000; Chairman and Chief Executive Officer of Plexicor, Inc., a company that provides physical security services to the commercial marketplace, from 2002 to 2005; Managing Director of CEO Strategic Solutions, LLC, an investment bank specializing in restructuring and spin-off transactions, from 1999 to 2000; President of Entrepreneurial Capital Corporation from 1986 until 1999; previously Senior Vice President and Regional Manager of Wells Fargo Bank—San Diego and Wells Fargo Bank—Los Angeles.	60	2000

Class I Directors, whose terms will expire in 2007:

Floyd W. Pickrell, Jr. (b)	President and Chief Executive Officer of Sybron Dental Specialties, Inc. and its predecessor since August 1993; served as Chairman of the Board of Kerr Corporation, a subsidiary of Sybron Dental Specialties from August 1993 to December 2000, and Chairman of the Board of Ormco Corporation, a subsidiary of Sybron Dental Specialties from February 1993 to December 2000; served as President of Kerr from August 1993 until November 1998; joined Ormco in 1978 and served as Ormco’s President from March 1983 until November 1998; previously served as Ormco’s Vice President of Marketing and as its National Sales Manager.	60	2000

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since
James R. Parks	Managing Partner of the accounting firm of Parks Palmer Turner and Yemenidjian, LLP, and executive director of CBIZ Southern California, LLC., a subsidiary of CBIZ, Inc., which is in the business of providing business consulting, accounting, merger and acquisition, business valuation, financial crisis management, litigation support, and tax services, since 1999; Chairman of the Board of Realty Center Management Corporation, a privately held real estate management and investment company with operations in five states; a shareholder in Mayer, Hoffman and McCann, a certified public accounting firm focused on providing services for mid-market businesses, not-for-profit organizations, and governmental entities; and Chairman of the Board and Chief Executive Officer of Laser Pacific Media Corporation, a public media post production company, from 1994 to 2003.	55	2000

R. Jeffrey Harris (b)	Served as Counsel to Apogent Technologies Inc. (formerly known as Sybron International Corporation), a diversified manufacturer of value-added laboratory and life science products for worldwide clinical, research and industrial markets, from December 2000 through 2003, and was also a member of its board of directors until Apogent was acquired by Fisher Scientific International Inc. in 2004. Served as Vice President—General Counsel and Secretary of Apogent Technologies Inc. from 1988 to 2000. Director of Playtex Products, Inc. and AMN Healthcare Services, Inc.	50	2005

Class II Directors, whose terms will expire in 2008:

Kenneth F. Yontz (b)	Chairman of the Board of the Company since October 2000; President and Chief Executive Officer of Apogent Technologies Inc. (formerly known as Sybron International Corporation) from October 1987 until December 2000. Director of Rockwell Automation, Inc. and AMN Healthcare Services, Inc.	61	2000

William A. Donan	Founder and principal of Executive Management Consulting, LLC, a firm providing management consulting services to the senior management of various corporations. Prior to founding Executive Management Consulting in 2002, employed by Allegiance Healthcare Corporation (Allegiance) from 1973 to 2001.	58	2005

Name(a)	Principal Occupation and Business Experience	Age	Director of Company Since
	During the term of employment with Allegiance, served in a variety of capacities, the most recent of which was as the President of the Southeast Region. Allegiance is a leading provider of products, services and technologies to the health care industry.

Dennis Brown (b)	Reappointed as Chief Financial Officer and Treasurer of Apogent Technologies Inc. (formerly known as Sybron International Corporation) from 2003 to 2004; Financial Consultant to Apogent Technologies Inc. from 2000 to 2003; Chief Financial Officer, Vice President—Finance and Treasurer of Apogent Technologies Inc. from 1993 to 2000. Director of Merge Technologies Incorporated.	58	2000

(a)	See “Committees and Meetings of the Board of Directors” for memberships on Board committees.

(b)	On December 11, 2000, the Company was spun off from Sybron International Corporation, which changed its name to Apogent Technologies Inc. (“Apogent”), by way of a pro-rata distribution to Apogent shareholders of all the outstanding common stock and related preferred stock purchase rights of the Company. This transaction is referred to in this Proxy Statement as the “Spin-Off.” Prior to the Spin-Off on December 11, 2000, when the Company became a separate publicly held company, the Company and its subsidiaries were subsidiaries of Apogent and Messrs. Brown, Harris, Pickrell, and Yontz were executive officers of Apogent.

Director Independence

At least a majority of the members of the Board of Directors must qualify as independent directors under the listing standards of the NYSE. Each year, the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no material relationship with the Company, and who do not have any of the categorical relationships that prevent independence under the NYSE listing standards, are considered to be independent directors.

In accordance with applicable NYSE rules, the Board has determined that the following directors have no material relationships with the Company and qualify as independent directors: Messrs. Brown, Donan, Ecker, Harris, Klemme, Parks, and Yontz, who are more than a majority of the Board members. The Board concluded that none of these directors possessed the categorical relationships set forth in the NYSE listing standards that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.

Members of the Company’s Audit Committee, Compensation Committee, and Corporate Governance/Nominating Committee comprise only directors who have been determined to be independent, as defined under the NYSE listing standards applicable to the respective committees.

Stockholder Communications with Board

Stockholders wishing to communicate with the Board of Directors or with a Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Attn: Corporate Secretary, Sybron Dental Specialties, Inc., 100 Bayview Circle, Suite 6000, Newport

Beach, CA 92660-8915. Communications directed to the Board or a particular Board member will be sent directly to the intended recipient. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website at www.sybrondental.com for any changes to this process.

Committees and Meetings of the Board of Directors

The Company has three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee. The present members of each committee are identified below.

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Ecker (Chairman), Brown, and Parks currently serve as members of the Audit Committee. This committee met eighteen times during the fiscal year ended September 30, 2005. The Audit Committee is responsible for: assisting the Board in fulfilling its responsibilities relating to the oversight of (a) the integrity of the financial statements of the Company, (b) the compliance by the Company with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; preparing the Audit Committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and providing such other assistance that the Board, from time to time, requests.

Messrs. Harris (Chairman), Klemme, and Donan currently serve as members of the Compensation Committee. As noted above, Mr. Siart served as a member until his resignation as a director effective December 31, 2004, and Mr. Yontz served as a member until April 4, 2005, when Messrs. Donan and Harris became members. This committee met five times during the fiscal year ended September 30, 2005. The Compensation Committee is responsible for: establishing, and periodically reviewing and approving, the Company’s compensation goals and objectives for the Company’s Chief Executive Officer and its other executive officers; periodically evaluating and approving the incentive compensation plans for and compensation of (and their performance relative to their compensation) the Company’s Chief Executive Officer and its other executive officers and assuring that they are compensated in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation for inclusion in the Company’s proxy statement; making recommendations to the Board with respect to the Company’s equity based compensation plans; making recommendations regarding the compensation of the directors, including their compensation for services on Board committees; and providing such other assistance that the Board, from time to time, requests.

Messrs. Klemme (Chairman), Harris, and Donan currently serve as members of the Corporate Governance/Nominating Committee (the “Corporate Governance Committee”). As noted above, Mr. Siart served as a member until his resignation as a director effective December 31, 2004, and Mr. Yontz served as a member until April 4, 2005, when Messrs. Donan and Harris became members. This committee met three times during the fiscal year ended September 30, 2005. The Corporate Governance Committee is responsible for: identifying, when necessary, individuals who have the qualities, as established by the Board, that the members of the Board are required to possess; recommending to the Board the director nominees to be elected at each annual meeting of the Company’s stockholders or any nominee proposed to be elected by the Board at any other times due to Board expansions, director resignations or retirements, or otherwise, including a recommendation as to the class of directors to which the nominee should be added; ensuring the Audit, Compensation and Corporate Governance Committees of the Board have the benefit of qualified and experienced “independent” directors; developing and recommending to the Board a set of effective corporate governance policies and procedures for the Company; overseeing any self-evaluation conducted by the Board or management of their performance; and providing such other assistance that the Board, from time to time, requests.

The Board of Directors met ten times during the fiscal year ended September 30, 2005. During fiscal 2005, each director, during the period in which he served as a director and on a committee of the board, attended 75 percent or more of the total number of meetings held by the Board of Directors and all committees on which he served. The Company’s Corporate Governance Policy requires each director to make a diligent effort to attend all Board and Committee meetings, as well as each Annual Meeting of Stockholders. All of the directors were present at the Company’s 2005 Annual Meeting of Stockholders.

In accordance with the rules of the NYSE, non-management directors (who in the Company’s case are also all “independent” directors) meet, without management, in regularly scheduled executive sessions. Mr. Yontz, Chairman of the Board, has been the presiding director at each executive session of the Board.

Process for Identifying and Evaluating Nominees for Director

The Board has delegated to the Corporate Governance Committee the task of evaluating the qualifications and performance of each incumbent director prior to the Annual Meeting of Stockholders at which the director’s term will expire. In performing its task, the Corporate Governance Committee will, as to each such incumbent director that expresses a desire to continue their service, consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Corporate Governance Committee; review any previous assessments of the performance of the director; and determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the Corporate Governance Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Corporate Governance Committee’s view the incumbent should not be re-nominated, the Corporate Governance Committee will, absent special circumstances, propose the incumbent director for re-election.

In the event there is no qualified and available incumbent, and for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board, the Corporate Governance Committee will identify and evaluate new candidates for election to the Board.

The Corporate Governance Committee will solicit recommendations for nominees from persons that the Corporate Governance Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Corporate Governance Committee, and management of the Company. The Corporate Governance Committee may also decide to engage a professional search firm to assist in identifying qualified candidates; where such a search firm is engaged, the Corporate Governance Committee shall set its fees and scope of engagement. As to each recommended candidate that the Corporate Governance Committee believes merits consideration, the Corporate Governance Committee will: cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC, and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Corporate Governance Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Corporate Governance Committee’s policies must be possessed by one or more members of the Board; and consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

In its discretion, the Corporate Governance Committee may designate one or more of its members (or the entire Corporate Governance Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Corporate Governance Committee will select a candidate who, in the view of the Corporate Governance Committee, is most suited for membership on the Board.

The minimum qualifications and attributes that the Corporate Governance Committee believes must be possessed by any candidate for nomination to the Board of Directors include:

•	a willingness to ask hard questions;

•	the ability to work well with others;

•	the freedom from any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	the willingness and ability to (i) devote sufficient time to the affairs of the Company and (ii) be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines); and

•	the capacity and desire to represent the interests of the stockholders as a whole and not primarily a special interest group or constituency.

To date, the Company has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. Although the Company has never received a nomination or recommendation for a director candidate from any of its stockholders, the Corporate Governance Committee will consider director candidate recommendations received from a stockholder. Stockholders who desire to nominate a person or persons for election to the Board of Directors must comply with the notice requirements described in the following two paragraphs. Stockholders desiring to submit a recommendation for a director candidate for the Board of Directors may submit the recommendation to the Board using the procedure described above under “Stockholder Communications with Board.” The Corporate Governance Committee intends to evaluate candidates recommended by stockholders in the same manner that it evaluates other candidates.

A stockholder desiring to nominate a person or persons for election to the Board of Directors must send a written notice to the Secretary of the Company, using the address for the Company described above under “Stockholder Communications with Board.” The notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made. The Bylaws require similar notice with respect to stockholder proposals for other actions to be taken at a meeting of stockholders. See “Stockholder Proposals” below.

To be timely, such notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting (any time from November 10, 2006 to and including December 10, 2006, with respect to the 2007 annual meeting) or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be so received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made.

Directors’ Compensation

Directors of the Company are entitled to reimbursement for the reasonable out-of-pocket expenses they incur in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, during fiscal 2005, each director of the Company who is not also an employee of the Company, which includes all of the current directors except Mr. Pickrell, received an annual retainer of $20,000 (except the Chairman of the Audit Committee who received an annual retainer of $30,000 and the other Audit Committee members who received an annual retainer of $25,000) and a fee of $1,500 for each meeting of the Board of Directors at which such director was present ($500 for each telephonic meeting). Each such director who is a member of a committee of the Board of Directors also received a fee of $1,000 for each committee meeting attended ($500 for each telephonic meeting). In addition to his annual retainer, Mr. Klemme was awarded $5,000 in fiscal 2005 for the additional work he performed, as the Chairman of the Corporate Governance Committee, including the selection of the two new directors of the Company, Mr. Donan and Mr. Harris. Mr. Ecker was awarded $10,000 in addition to his annual retainer for services rendered as Chairman of the Audit Committee.

In addition to the cash compensation paid to the directors, each director who is not a full-time employee of the Company is automatically granted an option each year to purchase 10,000 shares of the Company’s common stock pursuant to the terms of the Company’s Outside Directors’ Stock Option Plan, at an exercise price equal to the fair market value of the common stock on the date of grant. The options granted under the plan are exercisable immediately upon grant.

Effective October 1, 2005 the Board of Directors amended its compensation structure. The Board amended the cash compensation component to eliminate the payment of meeting fees and to establish a single annual retainer that reflects an amount appropriate for the expected duties of the directors, including preparing for and attending board and committee meetings. The annual retainers will be paid for each fiscal year on or about the date of the Company’s annual meeting of stockholders held during that fiscal year; the annual retainer for any director who serves less than an entire fiscal year will be prorated. Each non-employee director will be paid an annual retainer of $35,000 and an annual payment of $5,000 for each committee on which the director serves, other than the Audit Committee; Audit Committee members will receive an annual payment of $15,000. Each non-employee director serving as the chair of a Board committee or as the Chairman of the Board will receive an additional $5,000 payment for their services, other than the Audit Committee Chairman, who will receive an additional $10,000 payment.

Set forth below is a summary of fiscal 2006 board member compensation assuming that there are no changes in fiscal 2006 to committee composition:

	Annual Retainer	Audit Committee		Compensation Committee		Corporate Governance Committee		Chairman of the Board	Total Cash Compensation	Securities Underlying Options(#)
Dennis Brown	$35,000	$15,000							$50,000	10,000
William A. Donan	$35,000			$5,000		$5,000			$45,000	10,000
Donald N. Ecker	$35,000	$25,000	(1)						$60,000	10,000
R. Jeffrey Harris	$35,000			$10,000	(1)	$5,000			$50,000	10,000
Robert W. Klemme	$35,000			$5,000		$10,000	(1)		$50,000	10,000
James R. Parks	$35,000	$15,000							$50,000	10,000
Kenneth F. Yontz	$35,000							$5,000	$40,000	10,000

(1)	Committee chairperson

The Board made no change to the Company’s Outside Directors’ Stock Option Plan.

The outside directors have the ability to use the Company’s fractional ownership in a Citation III aircraft for personal travel, if the plane is available; two did so during the fiscal year, Mr. Parks and Mr. Yontz. Each of the two directors reimbursed the Company for the incremental cost to operate the aircraft for flight time incurred. Directors also have the ability to participate in the Company’s medical insurance program. Any outside director who chooses to participate is required to pay the entire premium associated with the medical benefits. The Board members are also reimbursed for the cost of traveling to and attending director education seminars in fulfillment of the Board’s requirement that each director obtain sixteen hours of director education training every two years.

CORPORATE GOVERNANCE

The framework for the Company’s corporate governance is provided by: (a) the Company’s certificate of incorporation and its bylaws, (b) the charters of the Board committees, (c) the Company’s Corporate Governance Policy, and (d) the Company’s Code of Conduct. In addition, the Company is governed by all applicable laws, rules, and regulations, including the rules of the SEC and of the NYSE, the exchange on which the common stock of the Company is listed.

Each of the charters of the Company’s Audit Committee, Compensation Committee, and Corporate Governance Committee is available in the investor relations section of the Company’s website at www.sybrondental.com, and is also available in print to any stockholder upon request.

The Company’s Corporate Governance Policy addresses topics such as (a) the composition of the Board, (b) director qualifications, (c) the determination of director independence, (d) selection of directors, (e) board compensation and performance, (f) directors’ responsibilities, (g) management’s responsibilities, (h) the Board’s relationship to management, (i) meeting procedures, (j) committee structure and function, (k) director orientation and continuing education, and (l) Board and committee evaluations. A copy of our Corporate Governance Policy is available in the investor relations section of the Company’s website at www.sybrondental.com, and is also available in print to any stockholder upon request.

The Company’s Code of Conduct (the “Code”) summarizes the compliance and ethical standards and expectations it has for all of the Company’s employees, officers, and directors with respect to their conduct in furtherance of Company business. It also contains the Company’s financial code of ethics relevant to accounting and financial reporting applicable to the Company’s Chief Executive Officer, senior financial officers (including the Chief Financial Officer and principal accounting officer or Corporate Controller), General Counsel, Director of Taxes, the presidents of the Company’s principal subsidiaries: Kerr Corporation, Ormco Corporation and Metrex Research Corporation, and the principal financial and accounting officers of those subsidiaries. The Code contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls, or auditing matters. The Company has established a procedure through which reports can be made anonymously and in confidence. A copy of the Company’s Code is available in the investor relations section of the Company’s website at www.sybrondental.com, and is also available in print to any stockholder upon request. If any substantive amendment is made to the Code, the Company will disclose the nature of such amendment on its website or in a current report on Form 8-K. In addition, if a waiver from the Code is granted to an executive officer, director, principal accounting officer, or controller, the Company will disclose the nature of such waiver in the investor relations section of the Company’s website at www.sybrondental.com, in a press release, or on a current report on Form 8-K.

STOCKHOLDER RETURN COMPARISON

The graph below sets forth the cumulative total stockholder return on the Company’s common stock during the period from November 28, 2000 (the day the Company’s common stock began trading on the NYSE on a “when issued” basis prior to the Spin-Off) through fiscal year end, September 30, 2005, as compared to the returns, during a like period, of the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Healthcare Composite Index. The graph assumes that $100 was invested on November 28, 2000 in the Company’s common stock and in each of the two Standard & Poor’s indices and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on its common stock.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors, Messrs. Ecker, Brown and Parks, and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of the NYSE relating to audit committees. In addition, the Board of Directors has further determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Ecker qualifies as an “audit committee financial expert” within the meaning of the SEC rules.

Independent Auditors’ Fees

The firm of KPMG LLP served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2005.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2004 and September 30, 2005, and fees billed for other services rendered by KPMG LLP during those periods. It is the Audit Committee’s goal that the fees which the Company pays KPMG LLP for non-audit and non-audit related services should not exceed the audit and audit related fees paid to KPMG LLP, which was true in fiscal 2004 and fiscal 2005.

	2004	2005
Audit Fees: (1)	$938,000	$2,041,000
Audit-Related Fees: (2)	208,000	13,000
Tax Fees: (3)	639,000	584,000
All Other Fees: (4)	0	0

Total	$1,785,000	$2,638,000

(1)	Audit Fees: Fees for professional services performed by KPMG for (i) the audit of the Company’s annual consolidated financial statements, including in fiscal 2005 an audit of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting, (ii) the review of financial statements included in the Company’s quarterly Form 10-Q reports, and (iii) the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. “Audit Fees” also include advice on accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits the non-U.S. jurisdictions require.

(2)	Audit-Related Fees: Fees for assurance and related services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting. This includes audits of employee benefit and compensation plans, due diligence relating to mergers and acquisitions, attestations by KPMG that are not required by statute or regulations, and consulting on financial accounting/reporting standards.

(3)	Tax Fees: Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes review of original and amended returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “Audit-Related” items.

(4)	All Other Fees: Fees for other permissible work performed by KPMG that does not meet any of the above category descriptions.

The Audit Committee has concluded that the services provided by KPMG LLP to the Company that were not related to its audit of the Company’ financial statements were at all times compatible with maintaining that firm’s independence.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm, subject to the “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year. Descriptions of each project are provided to the Audit Committee. Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services. The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects. All of the fees paid to the independent registered public accounting firm in fiscal 2004 and fiscal 2005 were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The management of the Company is responsible for the Company’s system of internal controls, including internal control of financial reporting, the audit process and the process for monitoring compliance with the laws and regulations to which the Company is subject. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States). The Audit Committee oversees and monitors this process.

In connection with its function of overseeing and monitoring the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2005 with the Company’s management, who represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States of America;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•	received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Donald N. Ecker, Chairman

Dennis Brown

James R. Parks

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is composed exclusively of non-employee, independent directors none of whom has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements. The Committee is responsible for establishing, analyzing and approving the compensation programs (salaries, bonuses, benefits, and stock option grants) for the Company’s Chief Executive Officer and other executive officers, including the named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. The Committee also makes all stock option grants for non-officer employees. The Committee periodically retains an independent consultant to assist the Committee in fulfilling its responsibilities.

Compensation Philosophy

It is the Committee’s philosophy that an executive compensation program should be designed to promote both the short- and long-term financial objectives of the Company, encourage the executives to act as equity owners of the Company, and attract and retain highly qualified executives. The Committee believes this can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation, provided the program is structured to result in higher rewards for superior performance and financial consequences for underperformance and the total compensation provided is consistent with relevant industry compensation levels.

Direct Compensation Program Components

The Company’s direct compensation program consists of three components: base salary, annual performance bonus, and stock option grants. The base salary and annual performance bonus components of the program are linked to the Company’s short-term objectives, while the stock option grants are intended to focus the executives on the Company’s long-term goals.

The Committee uses survey data to assist it in establishing the level of each executive’s base salary, annual performance bonus and stock option grants. While the Committee does not target a specific position in the range of comparative data for each individual or for each component of compensation, it generally tries to be in the broad middle range for base salary and high end of middle range for annual performance bonus and stock options for the executives as a group. The data used by the Committee includes compensation surveys for executives in companies with sales volumes and numbers of employees comparable to that of the Company or the relevant subsidiaries of the Company. The compensation survey data includes information from United States corporations having sales volumes between $50 million and $1 billion and employees numbering from 1,000 to 5,000. This group of companies differs from the group of companies included in the S&P Healthcare Composite Index reflected in the Company’s performance graph contained under “Stockholder Return Comparison” elsewhere in this Proxy Statement. The survey data, compiled by national compensation consulting firms, included compensation information from at least 343 (and in one case 2,247) companies in multiple industries.

The following is a discussion of each component of the executives’ direct compensation and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

Base Salary.    The Committee reviews each executive’s base salary on an annual basis. (The Committee will consider changes to an executive officer’s compensation at other times if a change in the scope of the executive officer’s responsibilities justifies such consideration.) The base salary component of the compensation program enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. The Committee seeks to establish a base salary for each executive that is commensurate with the level of responsibility and the complexity of the tasks associated with the executive’s position with the Company, as well as the level of their individual performance, and is consistent with relevant industry compensation levels. When considering whether to adjust an individual’s base salary as a result of the individual’s performance, and in determining the amount of the adjustment, the Committee does not apply formulas or assign any performance factors specific mathematical weights; instead, it exercises its judgment and discretion after considering the input it receives from the other Board members and the Company’s Chief Executive Officer for those positions that report to him.

See “Executive Compensation—Employment Agreements” for a discussion of the employment agreements between the Company and the named executive officers and the termination agreement entered into with Gregory D. Waller in connection with his retirement from his position as the Company’s Vice President-Finance, Chief Financial Officer and Treasurer.

Annual Performance Bonus.    The annual performance bonus is designed to reward the executives only if the Company achieves its internal financial and year-over-year earnings growth goals. The design of the incentive cash bonus program reflects the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company. The amount of the annual cash bonus incentive for each executive is governed by the Senior Executive Incentive

Compensation Plan (the “Annual Bonus Plan”), which the Company’s stockholders approved at the Company’s 2002 Annual Meeting of Stockholders. Under the terms of the Annual Bonus Plan, the Annual Bonus Plan participants receive a cash bonus equal to a predetermined percentage of their base pay times a success factor. The size of the success factor is determined by comparing the basic earnings per share achieved by the Company to the Company’s budgeted earnings per share and the basic earnings per share in the prior fiscal year. The following chart displays the success factor that would be earned in a typical fiscal year for the percentage increases in basic earnings per share over the prior year that are shown.

Growth in Basic Earnings Per Share	Success Factor(a)
less than 6%	0.00
6%	0.80
8%	1.20
10%	1.65
12%	2.00
14%	2.45
16%	2.90
18%	3.35
20%	3.80

(a)	There is no maximum Success Factor. However, no executive may receive a payout under the Annual Bonus Plan of more than $2,000,000 for any fiscal year .

The Committee established basic earnings per share goals for the Company’s 2005 fiscal year which were used to determine the size of any awards under the Annual Bonus Plan. The Committee believes the use of basic earnings per share as a measure for determining the size of an award under the Annual Bonus Plan closely aligns the payment of an incentive award with the interests of the Company’s stockholders. Consistent with past practice and based on predetermined criteria, the Committee adjusted the earnings results on which the 2005 Annual Bonus Plan awards were determined to eliminate the effect of certain unusual items. The adjustments are intended to ensure that award payments represent the underlying growth of the core business and are not artificially inflated or deflated due to such unusual items either in the award year or the previous (comparative) year. For the calculation of the 2005 Annual Bonus Plan award, the Committee adjusted the Company’s 2005 basic earnings per share to eliminate the costs incurred in 2004 to close the Company’s Tijuana, Mexico facility (the calculation of the 2004 Annual Bonus Plan award payment had not included the cost of closing the facility) and the reduction in the tax accrual as a result of events that took place prior to the Company’s 2001 fiscal year. In addition, the Committee increased the Company’s net income by the cost of closing the Company’s Danbury, Connecticut facility. (The fiscal 2006 Annual Bonus Plan award calculation will be adjusted to reflect the costs realized from the closure.)

The Company’s growth in basic earnings per share from fiscal 2004 to 2005, as adjusted by the Committee, was 16.6%, which resulted in a success factor of 3.076. Multiplying that success factor by the percentage of each officer’s base pay that is associated with their salary grade, their resulting bonuses ranged from 76% to 169% of their fiscal 2005 year-end base salaries. The bonus payments for Messrs. Pitz and Waller were prorated for the percentage of fiscal 2005 that they were employees of the Company.

The Committee is implementing a redesigned annual bonus plan for fiscal 2006. The redesigned plan, for which the Company is seeking stockholder approval, is set forth in Exhibit A.

Stock Option Grants.    The grant of stock options to the Company’s executive officers, seeks to incentivize them to sustain and enhance the Company’s long-term performance and focus the optionees’ attention on managing the Company from the perspective of an owner with an equity stake in the business. As opposed to the Annual Bonus Plan, which rewards the executives for a single year’s performance, the stock incentives only reward the executives if their management of the Company results in the creation of long-term stockholder value.

The Committee believes the use of stock options, versus other equity awards such as restricted stock, is more consistent with the Committee’s compensation philosophy of providing higher rewards for superior performance and financial consequences for underperformance. With ordinary stock options, the stock option holders receive a financial reward only if the stock price goes up. In contrast, restricted stock holders will realize a financial reward even without an increase in stock price, unless the restricted stock grant only vests upon achieving established performance requirements.

The non-qualified stock option grants made to the executive officers, prior to the Company’s 2005 fiscal year have a ten-year term and vest over a four-year period, with 25% becoming exercisable on each anniversary of the grant date. In fiscal 2005, the Committee implemented a redesigned long-term incentive plan, which was approved by the Company’s stockholders at the 2005 Annual Meeting. The options granted in fiscal 2005 have a ten-year term but do not become exercisable until the fifth anniversary of the date the option is granted. The Committee believes the five-year vesting will keep employees focused on long-term performance, reward them for the creation of stockholder value and assist in retaining them.

The Committee granted the following stock options to the Company’s named executive officers in fiscal 2005.

Name	Number of common shares for which an option to purchase was granted
Floyd W. Pickrell, Jr.	225,000
Stephen J. Tomassi	125,000
Daniel E. Even	125,000
Steven J. Semmelmayer	125,000
Bernard J. Pitz	188,889
Gregory D. Waller	0

The executive officers will generally, in the absence of a change in responsibility or other circumstances deemed significant by the Committee, only receive additional option grants after the grants previously received have fully vested. All options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and option re-pricing is expressly prohibited by the terms of the Company’s long-term incentive plan.

Other Compensation

Retirement Plans

Sybron offers retirement benefits to its executive officers through tax-qualified plans including an employee-funded 401(k) Savings Plan and a company-funded defined benefit pension plan, and through a non-tax-qualified supplemental retirement plan for certain highly compensated employees. Under the 401(k) Savings Plan, the Company contributes 50% of the amount contributed to the plan by the executive, subject to a maximum contribution of 3% of the executive’s base pay. The same benefit, after the first year of employment with the Company, is available to the Company’s other full-time employees in the U.S., although each individual participant’s 401(k) Savings Plan balances may vary due to a combination of: (1) differing annual amounts contributed by the employee, (2) the investment choices by the participant in the plan (the same investment choices are available to all participants in the 401(k) Savings Plan), and (3) the number of years that the person has participated in the plan. The benefits available under the defined benefit pension plan and non-tax qualified supplemental retirement plan are described in the section below under “Executive Compensation—Pension Benefit Plans.”

Health Care, Insurance and other Welfare Benefits

The health care, insurance and other welfare and employee-benefit programs provided to the executive officers are the same as those programs provided to all eligible employees, with the exception of an executive life insurance policy provided to Mr. Pickrell. The policy has a cash surrender value that equaled a net amount of $121,240 as of the end of fiscal 2005. Mr. Pickrell is the owner of the policy and has the right to designate the beneficiary. The Company is not entitled to receive any portion of the death benefit or cash surrender value. The Company pays the annual premium on the policy, which in fiscal 2005 was $6,646. An additional amount is added to Mr. Pickrell’s income each year to pay for the cost of the federal and state income taxes he will incur as a result of the Company’s premium payment, which in fiscal 2005 was $3,192. These amounts are described in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement.

Automobile

The Company’s executives are provided with the use of a leased car for business and personal use. The Company pays for the cost of operating the vehicle including maintenance, insurance, repairs and fuel charges. An amount is imputed to each executive’s income for the value of the benefit and the Company increases each executive’s income by the amount of income tax the executive will be required to pay on the imputed amount. The imputed amount is less than the actual economic value derived by the executive from the lease of the car. The executives are given the option of purchasing the vehicle at the end of the lease term (40 months) for a nominal charge.

Club Memberships

The Company makes available to Mr. Even and Mr. Semmelmayer country club memberships for their business and personal use. The Company pays the membership dues, related tax gross-up payments and any expenses related to a business use. Messrs. Even and Semmelmayer pay the cost of any personal use that is not included in the monthly membership dues.

Aircraft Use

Mr. Pickrell is allowed, each fiscal year, 25 hours of personal use of the Company’s fractional ownership in a Citation III airplane. The incremental cost to the Company in fiscal 2005 for his personal use was $11,635. The term “incremental cost” refers to the amount charged by the manager of the fractional ownership program for each individual trip on an aircraft in the fractional ownership program. The incremental cost does not include the monthly management fee paid to the manager of the fractional ownership program or any portion of the depreciation realized over the life of the asset. The Company also reimbursed Mr. Pickrell for the payment of related taxes in the amount of $2,274.

Value of Total Compensation

Set forth below is a summary of the dollar values of the total annual compensation provided to each of the named executive officers for fiscal 2005:

	Salary Earned for Fiscal 2005		Annual Performance Bonus for Fiscal 2005	Other Compensation(a)	Grant Date Valuation of Options Granted(b)	Total(c)
Floyd W. Pickrell	$625,000		$1,057,375	$47,318	$3,808,575	$5,538,268
Stephen J. Tomassi	$290,000		$374,657	$9,141	$2,115,875	$2,789,673
Daniel E. Even	$290,000		$374,657	$11,349	$2,115,875	$2,791,881
Steven J. Semmelmayer	$275,500		$355,924	$9,070	$2,115,875	$2,756,369
Bernard J. Pitz	$169,167	(d)	$219,662	$1,740	$3,197,324	$3,587,893
Gregory D. Waller	$223,427	(e)	$213,114	$328,688	$0	$765,229

(a)

Includes for Mr. Pickrell the cost of the personal benefits provided to him (e.g., executive life insurance, company car, club membership, and use of the company aircraft), and their related tax gross-up payments; executive physicals; and employer matching contributions to the 401(k) Plan. For the other named executives the cost of the personal benefits does not exceed the SEC’s disclosure obligation thresholds. Therefore, the amounts disclosed consist only of tax gross-up payments and employer matching contributions to the 401(k) Plan, except for Mr. Waller, whose amount also includes a lump sum severance payment of $270,000 and a payment for accrued vacation in the amount of $50,508. The above amounts represent the total of “Other Annual Compensation” and “All Other Compensation” provided for each individual in the Summary Compensation Table under “Executive Compensation” below.

(b)	Amounts shown are based upon the option grants identified below under “Stock Options—Stock Option Grants”. For fiscal 2005, the Company applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for such stock compensation, and amounts indicated were calculated using a lattice based model for disclosure purposes only, as the Company was not required to recognize expense for these stock options. In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), which requires the Company to recognize compensation expense for stock options and discounts under employee stock purchase plans granted to employees based on the estimated fair value of the equity instrument at the time of grant. The compensation expense will be recognized over the vesting period of the stock options. The requirements of SFAS 123(R) became effective for the Company beginning in the first quarter of fiscal 2006. Assumptions used to determine the valuation were: volatility of 28.0%, weighted average risk free rate of return over the contractual period of the grant of 4.5%, expected dividend yield of 0.0% and an expected life of 9.0 years. The contractual term of each grant was 10 years from the date of grant. The lattice based valuation on the date of grant for all options above was $16.93 and the underlying stock price (exercise price on the date of grant) was $37.80. In addition, the actual value ultimately realized by the named executive officers under the stock option grants set forth above will vary based on, among other things, fluctuations in the Company’s stock price and time of exercise of option grants.

(c)	The above table does not reflect any defined benefit plan benefits that may accrue to the named executive officers. See the “Executive Compensation—Pension Benefits Plans” section of this Proxy Statement for a discussion of the Company’s defined benefit plans. Other than amounts included for Mr. Waller, the table above also does not include severance or change-in-control benefits, which are discussed in more detail under “Executive Compensation—Employment Agreements.”

(d)	Mr. Pitz was hired on March 1, 2005 and became Vice President-Finance, Chief Financial Officer and Treasurer effective May 11, 2005, with an annual salary of $290,000.

(e)	Mr. Waller retired from his position as the Company’s Vice President-Finance, Chief Financial Officer and Treasurer effective May 10, 2005. The amount included in Mr. Waller’s fiscal 2005 salary consists of $164,959 of salary through his retirement date and $58,468 of payments made to him in fiscal 2005 in accordance with his consulting agreement.

CEO Compensation and Evaluation

For fiscal year 2005, Mr. Pickrell, the Company’s Chief Executive Officer, earned a salary of $625,000 and a bonus under the Annual Bonus Plan of $1,057,375.

In September 2004, when establishing Mr. Pickrell’s base salary and bonus opportunity for fiscal year 2005, the Committee compared them to the Committee’s compensation philosophy and the surveys and other resources described above. The Committee observed that a substantial portion of Mr. Pickrell’s annual compensation is dependent upon the financial performance of the Company through his participation in the Annual Bonus Plan, which result is consistent with the Committee’s compensation philosophy. The Committee considered, among other things:

•	Mr. Pickrell’s over 20 years of service with the Company and its subsidiaries;

•	The progress made by the Company in fiscal 2004 in achieving its short term and long term goals, such as developing innovative products like the Company’s nanocomposite Premise and its Damon 3 self-ligating bracket, both of which were introduced in fiscal 2004;

•	The consistent improvement in the Company’s efficiency (the Company successfully moved the operations formerly conducted in its Tijuana, Mexico facility into its two other facilities in Mexico);

•	The improvements in the Company’s overall balance sheet strength; and

•	The historical returns delivered by the Company to its stockholders compared to the returns delivered by other comparable companies.

The Committee noted that the Company was estimating its revenue would grow by 9% in fiscal 2004, its net income by 8%, and that the Company would surpass its fiscal 2004 financial targets.

In addition, the Committee considered the change over the previous year in the cost of living index and the benefit to Mr. Pickrell from the appreciation during fiscal 2004 in the value of the stock options previously granted to him as a result of his participation in the stock option plans. It also examined those perquisites made available to Mr. Pickrell that are not generally available to the other employees of the Company, which perquisites include executive life insurance, an automobile allowance, the payment of the automobile’s operating expenses, an executive physical, the personal use of the Company’s airplane, and associated tax gross-up (reimbursement) payments. Lastly, the Committee examined its previous adjustments to Mr. Pickrell’s compensation and benefits.

After completing its review and deliberations regarding Mr. Pickrell’s compensation and benefits, the Committee elected to increase Mr. Pickrell’s direct compensation by increasing his base salary in fiscal 2005 to $625,000, an increase of 8.7% over his base salary of $575,000 in fiscal 2004. It did not make any changes to the perquisites available to Mr. Pickrell.

Review of all Components of Executive Compensation

At the end of the Company’s 2005 fiscal year, the Committee reviewed all components of the executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits, the actual projected payout obligations under the Company’s pension plans and under several potential severance and change-in-control scenarios. The Committee, with the assistance of an independent executive compensation consulting firm, compared the total direct compensation of each executive officer to direct compensation survey data provided by Towers Perrin. In addition, a tally sheet setting forth all the above components was prepared and reviewed by the Committee affixing dollar amounts under various payout scenarios.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits, to $1 million, the deductibility by a publicly-held corporation of compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the corporation’s proxy statement. Qualified performance-based compensation is not subject to the deduction limit if certain conditions are met. For example, the Company’s Annual Bonus Plan and stock option plans must be administered by a Committee of the Board of Directors, which is comprised solely of directors who are “outside directors” as defined in Section 162(m), and the plans must be approved by the Company’s stockholders. The Committee has taken the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy. The Annual Bonus Plan and the 2000 Long-Term Incentive Plan were approved by the Company’s stockholders at the 2002 Annual Meeting. The 2005 Long-Term Incentive Plan was approved by the Company’s stockholders at the 2005 Annual Meeting, and the Executive Officer Annual Performance Bonus Plan, is being submitted for approval at the 2006 Annual Meeting. The Committee believes that the Company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the Company’s named executive officers for fiscal year 2005. However, the Committee reserves the right to award future compensation which would not comply with the Section 162(m) requirements for nondeductibility if the Committee concludes that is in the Company’s best interests.

The foregoing report on executive compensation is provided by the following directors who constitute the Compensation Committee.

R. Jeffrey Harris, Chairman

William A. Donan

Robert W. Klemme

Kenneth F. Yontz *

*	Mr. Yontz was a member of the Committee until April 2005, at which time he resigned from the Committee upon the appointment of Mr. Harris and Mr. Donan to the Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers for services rendered to the Company and its subsidiaries during its 2005, 2004, and 2003 fiscal years. These five officers were all serving as executive officers at the end of fiscal 2005. The table also includes compensation awarded to, earned by, or paid to Gregory D. Waller, who would have been one of the four most highly compensated officers but for the fact that he was not serving as an executive officer at the end of fiscal 2005. These six individuals are referred to, collectively, as the “named executive officers.”

Long Term Compensation
							Awards		Payouts
	Annual Compensation						Restricted Stock Awards(s) ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($)(a)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)
Floyd W. Pickrell, Jr. President and Chief Executive Officer	2005 2004 2003	625,000 575,000 550,000		1,057,375 766,906 991,100	41,280 93,353 15,639	(b) (c) (d)	0 0 0	225,000 0 0	0 0 0	6,038 5,615 5,154

Stephen J. Tomassi Vice President—General Counsel and Secretary	2005 2004 2003	290,000 270,000 250,000		374,657 274,995 331,500	2,610 2,610 7,574	(e) (e) (f)	0 0 0	125,000 0 0	0 0 0	6,531 5,919 15,874

Daniel E. Even President, Ormco Corporation(i)	2005 2004 2003	290,000 270,000 230,000		374,657 274,995 304,980	5,031 4,910 2,610	(g) (g) (e)	0 0 0	125,000 0 0	0 0 0	6,318 6,612 5,735

Steven J. Semmelmayer President, Kerr Corporation	2005 2004 2003	275,500 270,000 250,000		355,924 161,595 331,500	5,031 4,968 2,610	(g) (g) (e)	0 0 0	125,000 0 0	0 0 0	4,039 4,151 4,051

Bernard J. Pitz Vice President—Finance, Chief Financial Officer and Treasurer(h)	2005	169,167		219,662	1,740	(e)	0	188,889	0	0

Gregory D. Waller Former Vice President—Finance, Chief Financial Officer and Treasurer(j)	2005 2004 2003	223,427 270,000 250,000	(j)	213,114 274,995 331,500	5,220 5,678 2,610	(g) (g) (e)	0 0 0	0 0 0	0 0 0	323,468 5,917 5,634

(a)	Consists entirely of employer matching contributions to the 401(k) Plan, except (1) in the case of Mr. Waller, whose compensation for fiscal 2005 also included a lump sum severance payment of $270,000 and a payment for accrued vacation in the amount of $50,508 in addition to a 401(k) matching contribution of $2,960, and (2) in the case of Mr. Tomassi whose compensation for fiscal 2003 also includes $10,333 of interest imputed to his income in connection with a three-year, unsecured, interest-free loan provided to Mr. Tomassi by the Company; the loan was paid in full in September 2003.

(b)	For 2005, includes $9,838 for executive life insurance (including tax gross-up payments), $13,425 for an executive car and related expenses (including tax gross-up payments), $3,562 for club memberships (including tax gross-up payments), $546 for an executive physical, and $13,909 for personal use of Company aircraft (including tax gross-up payments).

(c)

For 2004, includes $9,838 for executive life insurance (including tax gross-up payments), $14,076 for an executive car and related expenses (including tax gross-up payments), $7,088 for club memberships

(including tax gross-up payments), $451 for an executive physical, and $61,900 for personal use of Company aircraft (including tax gross-up payments).

(d)	Consists of tax gross-up payments made during the fiscal year related to personal benefits associated with a company car, club membership, and personal use of company aircraft.

(e)	Consists of tax gross-up payments made during the fiscal year related to personal benefits associated with a company car.

(f)	Consists of tax gross-up payments made during the fiscal year related to personal benefits associated with a company car and imputed interest referred to in note (a) above.

(g)	Consists of tax gross-up payments made during the fiscal year related to personal benefits associated with a company car and a club membership.

(h)	Mr. Pitz was hired on March 1, 2005 and became Vice President—Finance, Chief Financial Officer and Treasurer effective May 11, 2005, with an annual salary of $290,000.

(i)	On January 9, 2006, the Board of Directors elected Mr. Even to the position of Executive Vice President—Global Operations of the Company.

(j)	Mr. Waller, the Company’s former Vice President—Finance, Chief Financial Officer and Treasurer, retired from the Company effective May 10, 2005. The amount included in fiscal 2005 salary for Mr. Waller consists of $164,959 of salary through his retirement date and $58,468 of payments in accordance with his consulting agreement for the balance of fiscal 2005. See the “Employment Agreements” below for a description of Mr. Waller’s termination arrangements.

Stock Options

Stock Option Grants.    The following table provides summary information regarding options to purchase our common stock granted to each of the named executive officers in fiscal year 2005. The Company did not grant any stock appreciation rights to the named executive officers.

Option/ SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/ SARs Granted(#) (a)	Percent of Total Options/SARs Granted to Employees in Fiscal Year (b)	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($)(c)
Floyd W. Pickrell, Jr.	225,000	6.73%	37.80	5/10/2015	3,808,575
Stephen J. Tomassi	125,000	3.74%	37.80	5/10/2015	2,115,875
Daniel E. Even	125,000	3.74%	37.80	5/10/2015	2,115,875
Steven J. Semmelmayer	125,000	3.74%	37.80	5/10/2015	2,115,875
Bernard J. Pitz	188,889	5.65%	37.80	5/10/2015	3,197,324
Gregory D. Waller	0	0%	n/a	n/a	0

(a)

Consists entirely of nonqualified stock options granted pursuant to the Sybron Dental Specialties, Inc. 2005 Long-Term Incentive Plan. Options were granted at the fair market value of Sybron common stock on the date of grant and vest at the end of 5 years from the date of grant. Options that have vested may be exercised only while an optionee is employed by Sybron, or within 90 days following termination of such employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after the date of grant. All options vest upon a change of control of the Company. In the discretion of the Compensation Committee, the committee administering the plan, the exercise price may be paid by delivery of already owned shares and tax withholding obligations related to exercise may be satisfied by withholding shares otherwise deliverable upon exercise, subject to certain conditions. The Compensation Committee has the power, subject to the limitations of the plan, to amend the terms and conditions of any outstanding stock option to the extent such terms and conditions are within the discretion of the committee as provided in the plan.

(b)	Based on an aggregate of 3,340,889 options granted to Sybron employees during the 2005 fiscal year.

(c)	Amounts shown are the grant date fair values using a lattice based model to value the stock options. Material assumptions used to determine the valuation were; volatility of 28.0%, weighted average risk free rate of return over the contractual period of the grant of 4.5%, expected dividend yield of 0.0% and an expected life of 9.0 years. The contractual term of each grant was 10 years from the date of grant. The lattice based valuation on the date of grant for all options above was $16.93. For fiscal 2005, the Company applied the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for such stock compensation, and amounts indicated were calculated using a lattice based model for disclosure purposes only, as the Company was not required to recognize expense for these stock options. In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), which requires the Company to recognize compensation expense for stock options and discounts under employee stock purchase plans granted to employees based on the estimated fair value of the equity instrument at the time of grant. The compensation expense will be recognized over the vesting period of the stock options. The requirements of SFAS 123(R) became effective for the Company beginning in the first quarter of fiscal 2006.

Stock Option Exercises.    The following table sets forth information for each of the named executive officers concerning individual exercises of stock options by the named executive officers during fiscal 2005 and the number and value of options outstanding at the end of fiscal 2005. The Company has granted no stock appreciation rights and, therefore, none are outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year and

Fiscal Year-End Option/SAR Values(a)

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End(#)		Value of Unexercised In-the-Money Options/SARS at Fiscal Year End($)(b)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Floyd W. Pickrell, Jr.	400,000	8,967,147	816,777	225,000	21,876,169	850,500
Stephen J. Tomassi	13,227	392,487	321,148	125,000	8,866,698	472,500
Daniel E. Even	0	0	292,447	125,000	7,760,352	472,500
Steven J. Semmelmayer	28,856	835,667	320,175	125,000	8,556,973	472,500
Bernard J. Pitz	0	0	0	188,889	0	714,000
Gregory D. Waller(c)	218,895	4,072,695	0	0	0	0

(a)	Consists entirely of stock options.

(b)	Based on the September 30, 2005, $41.58 closing price of Company common stock on the NYSE.

(c)	Mr. Waller exercised stock options for 38,977 shares by using already owned shares of Company common stock instead of cash to pay the exercise price and tax withholding; as a result the net number of shares issued to him was 14,000. Mr. Waller additionally exercised stock options for 179,918 shares in broker assisted cashless exercises.

Exchange of Stock Options in the Spin-Off.    In connection with the December 11, 2000 Spin-Off (see note (b) under “Election of Directors”), the Company’s officers and employees were allowed to exchange their Apogent (Sybron International) stock options for stock options of the Company having an aggregate intrinsic value (the spread between the market value and exercise price of the option shares) equal to the aggregate intrinsic value of the Apogent stock options exchanged immediately prior to the Spin-Off and an exercise price that maintained the ratio of the exercise price per share to the market value per share of the Apogent stock options exchanged immediately prior to the Spin-Off. All of the named executive officers then in office exchanged their outstanding Apogent stock options for the Company’s stock options in connection with the Spin-Off. For these Sybron stock options, the exercise price and the number of shares of Sybron common stock subject to each option were determined by adjusting the exercise price and the number of shares subject to the corresponding Apogent stock option exchanged under an adjustment formula, designed to preserve the aggregate intrinsic value and exercise price to market value relationship referred to above, based on the relationship between the trading prices on the NYSE of Apogent common stock and Sybron common stock trading on a “when issued” basis, during the period of “when issued” trading ending on the date of the Spin-Off. Other than the adjustment of the exercise price and the number of shares subject to each option, the terms of the Sybron stock options received in exchange for Apogent stock options are the same as the terms of the Apogent stock options for which they were exchanged. The Sybron Dental stock options issued in exchange for Apogent stock options were issued under the Company’s 2000 Long-Term Incentive Plan.

The number of Sybron stock options received by named executive officers in exchange for Apogent stock options and the average weighted exercise price per share were as follows: Floyd W. Pickrell, 765,374 options, $13.8765 average weighted exercise price; Stephen J. Tomassi, 279,181 options, $6.8093 average weighted exercise price; Daniel E. Even, 69,122 options, $13.7316 average weighted exercise price; Steven J. Semmelmayer, 125,706 options, $11.8801 average weighted exercise price; and Gregory D. Waller, 45,570 options, $13.7844 weighted average exercise price. Mr. Pitz was hired on March 1, 2005, and therefore did not participate in this exchange.

Employment Agreements

Each of the named executive officers (other than Mr. Waller, who now has a consulting agreement which is described below) have employment agreements with the Company. Pursuant to the employment agreements the executive officers have each agreed to serve in their respective executive officer capacities, and each agreed to devote his full time to the performance of his duties thereunder. The employment agreements provide for initial base salaries, subject to annual merit increases at the discretion of the Compensation Committee, and provide the named executives benefits customarily accorded executives of the Company and its subsidiaries, including participation in the Company’s annual bonus plan. The base salaries for fiscal year 2006, effective as of October 1, 2005, for the named executive officers are as follows: Mr. Pickrell $650,000; Mr. Tomassi $305,000; Mr. Even $305,000; Mr. Semmelmayer $295,500; and Mr. Pitz $305,000. In connection with Mr. Even’s election as the Company’s Executive Vice President—Global Operations, Mr. Even’s base salary was, effective as of January 1, 2006, increased to $375,000 and the salary grade percentage used in determining his annual performance bonus was changed to 48%.

The employment agreements may be terminated, with or without cause, by the executive upon 45 days’ advance notice to the Company or by the Company upon 90 days’ notice to the executive. Should the Company terminate the executive’s employment without “cause”, “cause,” as defined in the employment agreements, or the executive terminate the employment relationship as a result of a “constructive termination event,” as defined in the employment agreements, the Company will pay (1) any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay, any earned but unpaid bonuses for prior periods; (2) an amount equal to the incentive award that would have been earned by the executive under the Company’s Senior Executive Incentive Compensation Plan (or its successor bonus plan/program) for the fiscal year in which the executive’s employment is terminated; multiplied, however, by a percentage of the fiscal year in which the executive was actively employed; and (3) the executive’s then current monthly salary for a period of twelve months. Additionally, for a 12-month period after termination of the executive’s employment, the Company is obligated to arrange to provide the executive, if available under the Company’s benefit plans, or if not, pay to the executive an amount equal to the Company’s costs of, life, disability, accident, health insurance, and other “executive” benefits substantially similar to those which the executive was receiving or entitled to receive immediately prior to the termination. All unvested stock options or other awards will be cancelled on the date of termination.

The agreements provide the Company the right to terminate the executive’s employment, at any time, without advance notice, for “cause,” as defined in the employment agreements. If the Company terminates the executive’s employment for “cause,” or the executive’s employment is terminated at the request of the executive, except for “good reason” following a “change in control” or as a result of a “constructive termination event,” as those terms are defined in the employment agreements, the Company will pay any accrued but unpaid salary, expenses required to be reimbursed, accrued vacation pay and any earned but unpaid bonuses for prior periods. Company benefits will be paid in accordance with the terms of the Company’s benefit plans and all vested and unvested stock options will be treated in accordance with the terms of the option plans and option agreements.

Upon the termination of the executive’s employment by the Company following a “change in control” or in anticipation of a “change in control” or by the executive for “good reason” following a “change in control,” the executive shall be entitled, unless such termination is effective more than twenty-four months following the occurrence of the “change in control,” a payment of an amount equal to 2.99 times the sum of (i) the executive’s annual base salary in effect at the time at which a “change in control” occurs and (ii) the greater of (a) the executive’s base salary times the executive’s target bonus amount in effect at the time at which a “change in control” occurs times a factor of 2.0 or (b) the average of the incentive awards (as that term is defined in the Senior Executive Incentive Compensation Plan) paid to the executive for the three fiscal years immediately prior to the occurrence of the “change in control.” Additionally, the Company will pay the executive any accrued but unpaid salary, expenses required to be reimbursed and any earned but unpaid bonuses for prior periods. Company benefits will continue for a period of two years and all unvested stock options or other awards will be cancelled on the date of termination. The executive will generally have 90 days after the termination to exercise any vested stock options. If there are any excise tax payments due as a result of the preceding payments, the executives will receive certain gross-up payments such that the net amount received by the executive pursuant to the agreement will not be reduced by any excise taxes.

The Company must require any successor to assume the Company’s obligations pursuant to the employment agreements. If the Company fails to do this, the executives will be entitled to the same benefits they would receive if they terminated the employment agreements on the date of succession for good reason following a change in control. The employment agreements also subject the executives to confidentiality obligations, and contain restrictions on their soliciting employees of the Company for a period of one year following termination of employment.

On May 10, 2005, Gregory D. Waller retired from his position as Vice President-Finance, Chief Financial Officer and Treasurer after approximately 30 years with the Company. In anticipation of his retirement, the Company and Mr. Waller, who had an employment agreement in the form described above, entered into a termination agreement regarding his employment on November 16, 2004, which was subsequently amended on December 27, 2004 and March 31, 2005 (the “Termination Agreement”).

Pursuant to the terms of the Termination Agreement, Mr. Waller received, less applicable withholding taxes: (1) his then current monthly salary of $22,500 through the retirement date; and (2) a lump sum payment in the amount of $50,508, in full payment of the amount owed for accrued vacation. Further, in exchange for entering into the form of release attached to the Termination Agreement (the “Release”), Mr. Waller received, less applicable withholding taxes: (1) a lump sum severance payment in the amount of $270,000; (2) an amount equal to the incentive award that would have been earned under the Company’s Senior Executive Incentive Compensation Plan for fiscal 2005; multiplied, however, by the percentage of the fiscal year in which Mr. Waller was employed; and (3) insurance coverage, for a period of one year following the retirement date, substantially similar to that which Mr. Waller was receiving or entitled to receive immediately prior to the retirement date.

The Company also entered into a consulting agreement with Mr. Waller effective May 10, 2005 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Waller has agreed to serve as a part-time consultant (no more than 15 hours per month) to the Company for a period of one year. As compensation for his consulting services, Mr. Waller receives $12,500 per month during the term of the Consulting Agreement.

Pension Benefit Plans

Retirement Plan.    The Company has a Retirement Security Plan (the “Retirement Plan”) for substantially all of its full-time U.S. employees who are not covered by a collective bargaining agreement. The benefits provided by the Retirement Plan directly relate to annual salary, length of service and Social Security covered compensation. To the extent that Retirement Plan benefits exceed the benefit limits and limits on covered compensation imposed by the Employee Retirement Income Security Act of 1974, as amended, the Company plans to make the appropriate payments under the unfunded pension plan described below as they become due. The total compensation covered by the Retirement Plan (including unfunded amounts) is the amount shown in the salary and bonus columns of the Summary Compensation Table above.

Annual Retirement Plan benefits expected to be distributed upon retirement (normally at age 65) to most executive officers of the Company, including the named executive officers, are equal to the sum of their pre and post January 1, 1987 service benefits. The pre January 1, 1987 service benefit (for service prior to January 1, 1987) is an amount equal to the sum of (a) 0.0105 times the average annual pay for the employee’s final three years of employment prior to January 1, 1987, up to the Social Security covered compensation for 1987, plus (b) 0.015 times the average annual pay for the employee’s final three years of employment prior to January 1, 1987, in excess of the Social Security covered compensation in 1987, times the total number of years of credited service before January 1, 1987. The amount so calculated is reduced by the amount of any benefit the participant is eligible to receive from a prior pension plan or due to participation in any prior profit sharing plan. The post January 1, 1987 service benefit, for credited service not in excess of 35 years, is an amount equal to the sum of all annual benefits calculated for each year of employment with the Company since January 1, 1987 as 0.0105 times annual pay up to the Social Security covered compensation for that year, plus 0.015 times annual pay in excess of the Social Security covered compensation of that year. Post January 1, 1987 service benefit for credited service in excess of 35 years is an amount equal to 0.014 times a participant’s annual salary for each such year.

Unfunded Pension Plan.    The Company also maintains an unfunded, non-qualified retirement plan providing benefits to employees of the Company in excess of the limitations set forth under section 415 of the Internal Revenue Code (the “Unfunded Plan”). The executive officers named in the Summary Compensation Table and other executives are eligible to participate in the Unfunded Plan.

Under the Unfunded Plan, participants are entitled to a monthly benefit upon their retirement equal to the actuarial value of the benefit that would be payable to the participant if the provisions of the Retirement Plan dealing with limits on pensions pursuant to Internal Revenue Code section 415 were not applied.

The compensation covered by the Unfunded Plan includes salary, bonus, and deferred compensation payable to the participant for services rendered. The compensation in the salary and bonus columns of the Summary Compensation Table includes each of these elements.

Projected Pension Benefits.    The annual projected pension benefits at age 65 reflected below are calculated by using the actual accrued benefits through the most recent fiscal year and a projected benefit using the individual’s 2005 fiscal year earnings assuming no future increases in base salaries or bonuses paid.

Bonus payments have a significant impact on the pension projections stated below. The annual bonus payments are linked to the Company’s financial results and can fluctuate up or down depending on the annual performance of the Company. For example, a poor performance year would generate a lower bonus payout and thereby could understate the projected annual retirement benefit on a going forward basis. Conversely, an exceptional performance year would generate a significantly higher bonus payout and thereby could overstate the projected annual retirement benefit.

The following table illustrates the projected annual pension benefits payable for life (without provision for survivor pension) from the Retirement Plan and, where applicable, the Unfunded Plan described above, upon retirement at age 65, to the executive officers named in the Summary Compensation Table.

Name of Individual	Assumed Projected Annual Retirement Benefit at Age 65*	Additional Years Of Service	Full Years of Service as of September 30, 2005
Floyd W. Pickrell, Jr.	$326,746	5	32
Stephen J. Tomassi	$183,809	12	17
Daniel E. Even	$188,313	12	26
Steven J. Semmelmayer	$221,009	17	26
Bernard J. Pitz	$148,806	19	0
Gregory D. Waller(a)	$52,613	0	22

*	Assumes no salary increases.

(a)	Mr. Waller retired from his position as Vice President—Finance, Chief Financial Officer and Treasurer effective May 10, 2005. He elected to receive his pension benefits payments before the projected retirement age of 65 years and is currently receiving $52,613 in annual pension benefits payments. The annual pension benefit Mr. Waller receives is less than the amount he would have received had he elected to wait and begin receiving the benefits at the projected retirement age of 65.

PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.

EXECUTIVE OFFICER ANNUAL PERFORMANCE BONUS PLAN

As discussed in the Compensation Committee Report on Executive Compensation in this Proxy Statement, the Compensation Committee (the “Committee”) believes that an annual performance bonus plan that is structured to result in higher rewards for superior performance and financial consequences for underperformance should be one of the components of the direct compensation program for the Company’s executive officers. The plan, the Committee believes, must be designed to promote both the short- and long-term financial objectives of the Company, encourage the executives to act as equity owners of the Company, and attract and retain highly qualified executives.

The Company’s executive officers currently participate in the Senior Executive Incentive Compensation Plan that was approved by the Company’s stockholders at the 2002 Annual Meeting of Stockholders (the “2002 Plan”). The Company’s Board of Directors recently adopted a new annual performance bonus plan that replaces the 2002 Plan. The new plan, the Executive Officer Annual Performance Bonus Plan (the “2006 Bonus Plan”), is similar to the 2002 Plan, as the awards under the plan are linked to the Company’s year-over-year earnings growth. However, the 2006 Bonus Plan contains a provision that decreases the amount of the executive’s bonus award if the Company does not achieve its return on invested capital target for the fiscal year in which the bonus award is earned.

The Board of Directors has directed the Company’s management to seek stockholder approval of the 2006 Bonus Plan, as the plan must be approved by the stockholders for awards under the 2006 Bonus Plan to qualify under Section 162(m) of the Internal Revenue Code as “performance-based compensation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SYBRON DENTAL SPECIALTIES, INC. EXECUTIVE OFFICER ANNUAL PERFORMANCE BONUS PLAN .

The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval. A copy of the full text of the Executive Officer Annual Performance Bonus Plan is attached as Exhibit A to this Proxy Statement.

BACKGROUND

The principal objectives of the 2006 Bonus Plan are to: (i) emphasize performance-based compensation, (ii) align year-over-year earnings growth, enhancement of shareholder value, and executive incentives, and (iii) assist in attracting and retaining qualified managerial employees by providing a total compensation opportunity competitive with the marketplace. The Board of Directors adopted the 2006 Bonus Plan to take effect during the Company’s 2006 fiscal year. The 2006 Bonus Plan has an earnings growth component and a return on invested capital (“ROIC”) threshold component to provide a tangible, direct link between management incentives and the expectations of the investor community. There are minimum levels of financial performance set by the Committee that must be met before any award is earned. With respect to the earnings growth component, a minimum level of year-over-year earnings growth must be achieved for any award to be earned. As to the ROIC component, if the established threshold is not met the award that would otherwise have been earned is reduced by 25%.

The principal features of the 2006 Bonus Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the 2006 Bonus Plan set forth in Exhibit A.

PRINCIPAL TERMS OF THE EXECUTIVE OFFICER ANNUAL PERFORMANCE BONUS PLAN

Participants.    The executive officers of the Company are the employees eligible to participate in the 2006 Bonus Plan. Each of the Company’s eight present executive officers is currently a participant in the 2006 Bonus Plan. While their right to participate in the plan is determined annually by the Committee, it is expected all of the Company’s executive officers will continue to participate in the plan. Any executive officer identified by the Committee as having direct responsibility for the operations of one of the Company’s business segments or its principal subsidiaries is referred to as a “Segment Executive”.

Plan Components.    For the executive officers, other than the Segment Executives, there are two components to the 2006 Bonus Plan: the Earnings Per Share Growth Component (the “EPS Growth Component”) and the Company ROIC Component. The EPS Growth Component is calculated by multiplying an executive’s Salary Grade Percentage times the Company Success Factor times the executive’s base salary. The Salary Grade Percentage is determined by the executive’s salary grade. The Salary Grade Percentages currently range from 16% of base salary for an executive at executive salary grade 3 to 55% of base salary for an executive at executive salary grade 21.

The Company Success Factor for any fiscal year varies in accordance with the amount by which the Company’s adjusted basic earnings per share in the fiscal year for which the EPS Growth Component is being calculated are greater than the prior year’s adjusted basic earnings per share. The Committee shall establish for each fiscal year the Company Success Factor associated with each percentage of growth over the prior fiscal year in the adjusted basic earnings per share. The Committee will generally establish a growth threshold which must be achieved before the Company Success Factor exceeds 0. The 2006 Bonus Plan presently requires 6% growth in adjusted basic earnings per share over the prior year before the Company Success Factor exceeds 0. At 6% growth, the Company Success Factor would be 1.00. For each percentage point of growth beyond 6%, the 2006 Bonus Plan presently increases the Company Success Factor by 25 basis points. For example, if growth in adjusted basic earnings per share over the prior year is 12%, the Company Success Factor would be 2.50.

The Company ROIC Component is determined by comparing the Company’s ROIC for the fiscal year (the “Actual ROIC”) for which a bonus award is being calculated to the ROIC target established by the Committee for that fiscal year (the “ROIC Target”). The Company ROIC Component is 1.0 if the Actual ROIC equals or exceeds the ROIC Target and is .75 if the Actual ROIC is less than the ROIC Target. The ROIC Target for fiscal year 2006 is 14.2%.

The 2006 Bonus Plan, as it applies to the Segment Executives, is modified to link a portion of the award earned under the plan to the performance of the business segment for which the Segment Executive is responsible. The modification adds two new components to the calculation of a Segment Executive’s award under the 2006 Bonus Plan. The two additional components are the Segment Adjusted Operating Income Growth Component and the Segment ROIC Component. The Segment Adjusted Operating Income Growth Component is calculated by multiplying a Segment Executive’s Salary Grade Percentage times the applicable Segment Success Factor times the Segment Executive’s base salary. The Salary Grade Percentage used is the same percentage used when calculating the EPS Growth Component.

The Segment Success Factor for any fiscal year varies in accordance with the amount by which the adjusted operating income of the business segment in the fiscal year for which the Segment Adjusted Operating Income Growth Component is being calculated is greater than the prior year’s adjusted operating income for the segment. The Committee shall establish for each fiscal year a Segment Success Factor for each of the Company’s business segments associated with the percentage of growth over the prior fiscal year in the adjusted operating income of the segment. The Committee will generally establish a growth threshold which must be achieved before the Segment Success Factor exceeds 0. The 2006 Bonus Plan presently requires each of the Company’s business segments (Professional Dental and Specialty Products) to achieve 6% growth in adjusted operating income over the prior year before the Segment Success Factor exceeds 0. At 6% growth, the Segment Success Factor would be 1.00. For each percentage point of growth beyond 6%, the 2006 Bonus Plan presently increases the Segment Success Factor by 25 basis points. For example, if growth in adjusted operating income over the prior year is 12%, the Success Factor would be 2.50.

The Segment ROIC Component is determined in a manner similar to the Company ROIC Component. The business segment’s ROIC for the fiscal year (the “Segment Actual ROIC”) for which an award is being calculated is compared to the segment’s ROIC target, as established by the Committee for that fiscal year (the “Segment ROIC Target”). The Segment ROIC Component equals 1.0, if the Segment Actual ROIC equals or exceeds the Segment ROIC Target and equals .75 if the Segment Actual ROIC is less than the Segment ROIC Target.

See “Proposal to Approve the Sybron Dental Specialties, Inc. 2006 Restricted Stock Incentive Plan—New Plan Benefits,” for a tabular summary of information concerning awards that would have been received by participants for fiscal 2005 under the 2006 Bonus Plan if the plan had been in effect during fiscal 2005 and if the Committee had determined to make the awards on the same basis under the 2006 Bonus Plan as the awards made under the 2002 Plan for fiscal 2005.

Calculation of Bonus Award.    For the executive officers, other than the Segment Executives, an award under the 2006 Bonus Plan is calculated by multiplying the executive’s EPS Growth Component times the Company ROIC Component. The awards for the Segment Executives shall be calculated as follows: (EPS Growth Component x Company ROIC Component x 50%) + (Segment Adjusted Operating Income Component x Segment ROIC Component x 50%).

Example.    An example of the calculation of an award for an executive officer, other than a Segment Executive, is as follows:

a. Assumptions
Base salary		$305,000
Salary Grade Percentage		42.0%
Adjusted Basic EPS growth over prior year		9.0%
ROIC Target		14.2%
Actual ROIC		15.0%
b. Calculation
EPS Growth Component
Company Success Factor		1.75
Salary Grade Percentage		x 42.0%
Bonus Percentage		= 73.5%
Base salary earned		x 305,000

EPS Growth Component	=	$224,175

Company ROIC Component	=	1.0 (the Actual ROIC exceeds the ROIC Target).

Annual Performance Bonus Award	=	EPS Growth Component x Company ROIC Component
		$224,175 x 1.0
	=	$224,175

Miscellaneous.    Awards under the 2006 Bonus Plan are paid in cash as soon as practicable after the financial results for the relevant fiscal year have been determined and the amount payable for each executive has been calculated and approved by the Compensation Committee. No executive may receive a payment under the 2006 Bonus Plan for any fiscal year of more than $2,000,000. Executives whose employment with the Company and all of its subsidiaries is terminated by the executive or the Company, other than for retirement, disability or death, at any time before end of a fiscal year will not be entitled to receive any award under the 2006 Bonus Plan for that fiscal year, unless specifically approved by the Committee or their employment agreements provide otherwise. Executives who retire, become disabled or die (or their beneficiaries or legal representatives, if applicable) during a fiscal year will receive a prorated bonus award that is calculated by multiplying the executive’s bonus award by a percent equal to the percent of the fiscal year for which the executive was actively employed.

The 2006 Bonus Plan is administered by the Compensation Committee, no member of which is eligible for an award thereunder. The Committee has the authority to interpret the provisions of the 2006 Bonus Plan, determine the executives who participate therein for each fiscal year, and establish rules and regulations and make all determinations necessary or advisable for the administration of the Plan. The Committee may modify the method used to calculate the bonus awards for a fiscal year, but only if the performance objectives are consistent with those objectives identified above, the modification is made in the first ninety (90) days of the Company’s fiscal year and the outcome is substantially uncertain at the time the modification is made. In the event of special circumstances of unusual or significant nature outside the course of normal business operations, the Committee may also adjust previously approved financial objectives of the Company or its subsidiaries, or the amount of an award earned under the 2006 Bonus Plan, if the Committee believes the integrity, purpose and fairness of the 2006 Bonus Plan would be better served. The Committee may at any time amend, suspend or terminate the 2006 Bonus Plan.

Federal Income Tax Consequences.    An executive will realize income at the time an award is paid to the executive under the 2006 Bonus Plan. The Company will be entitled to a deduction for the amount of the award at the same time provided that, with respect to the deduction to be taken for any award paid to an executive officer who is subject to Section 162(m) of the Internal Revenue Code which exceeds, when combined with other compensation paid to that officer, $1 million, the 2006 Bonus Plan continues to qualify for such deduction under Section 162(m).

PROPOSAL TO APPROVE THE SYBRON DENTAL SPECIALTIES, INC.

2006 RESTRICTED STOCK INCENTIVE PLAN

The 2006 Restricted Stock Incentive Plan (the “Stock Incentive Plan”) gives the Company the means to award restricted stock shares and restricted stock units to select employees to link the personal interests of those employees with those of the Company’s stockholders, and to provide those employees with an incentive for outstanding performance. Stockholder approval is required for equity based compensation plans, such as the Stock Incentive Plan, under the corporate governance listing standards of the NYSE. Additionally, under the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code stockholder approval of the Stock Incentive Plan at the Annual Meeting is required. Accordingly, the Board of Directors has directed Company management to seek stockholder approval of the Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2006 RESTRICTED STOCK INCENTIVE PLAN.

The affirmative vote of a majority of the votes entitled to be cast thereon by all shares present in person or represented by proxy at the Annual Meeting is required for approval, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. A copy of the full text of the Stock Incentive Plan is attached as Exhibit B to this Proxy Statement. The principal features of the Stock Incentive Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Stock Incentive Plan as set forth in Exhibit B.

Principal Terms of the 2006 Restricted Stock Incentive Plan

Participants. Under the Stock Incentive Plan, restricted stock awards may be granted to any full-time, non-union employee of the Company or any of its subsidiaries, including any employee who is a member of the Board of Directors, but excluding any director who is not an employee of the Company or any of its subsidiaries. It is anticipated that, for fiscal 2006, the number of employees that will receive a restricted stock award under the Stock Incentive Plan will be between 165 and 185 employees. The number of awards made pursuant to the Stock Incentive Plan is subject to the discretion of the Compensation Committee of the Board of Directors (the “Committee”); provided, however, that the number of shares that may be awarded to any employee during any fiscal year is limited to 5,000.

Restricted Stock Awards. Restricted stock awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“restricted stock shares”) or agreements to issue shares in the future if specified conditions are satisfied (“restricted stock units”). Restricted stock shares are grants of shares of the Company’s common stock that are subject to forfeiture upon the happening of specified events. Restricted stock units are agreements to issue shares in the future upon the happening of specified events. Restricted stock awards will be evidenced by restricted stock agreements. The Committee shall determine whether a restricted stock award is in the form of restricted stock shares or restricted stock units.

The restriction period will be the minimum period before a restricted stock award can fully vest. The length of the restriction period for each award will be determined by the Committee but shall not be less than two years. The Committee may condition the grant of restricted stock awards or the expiration of the restriction period upon the award holder’s or the Company’s achievement of specified performance goals. The specified performance goals are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: sales, consolidated operating income expressed as a percentage of net sales, the return on net assets of the Company and any subsidiary, net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), increase in stock price, total shareholder return, economic value added, value added measurement and operating cash flow. Upon the vesting of restricted stock shares or restricted stock units, the employee will receive unlegended certificates for the shares of the Company’s common stock. The Committee also may modify or accelerate the vesting and delivery of shares of restricted stock in certain circumstances including, among others, an award holder’s death, or disability or a change in control of the Company. Unless otherwise determined by the Committee, during the restriction period, the holder of restricted stock shares will have the right to receive dividends from and vote the restricted stock shares. During the restriction period, a holder of restricted stock units will not be deemed the owner of any shares covered by the award, or have any rights as a stockholder with respect thereto.

Shares Available. The total number of shares of the Company’s common stock authorized for issuance under the Stock Incentive Plan is 100,000. Shares available for an award under the Stock Incentive Plan may be either authorized but unissued or reacquired shares. If any award is canceled, terminates, expires or lapses for any reason, any shares subject to such award shall again be available under the Stock Incentive Plan, subject to such rules and regulations as may be promulgated by the Committee. It is estimated that these authorized shares will provide the Stock Incentive Plan with a sufficient number of shares for at least three years.

In the event of a stock dividend, stock split, recapitalization or other similar change affecting the Company’s common stock, the aggregate number and kind of shares for which awards may thereafter be granted under the Stock Incentive Plan and the number of shares subject to outstanding awards shall be appropriately adjusted.

Effective Date. The Stock Incentive Plan will become effective as of February 8, 2006 upon its approval by the stockholders at the 2006 Annual Meeting. In no event may an award be granted under the Stock Incentive Plan on or after the tenth (10th) anniversary of the plan’s effective date.

Administration. The Stock Incentive Plan will be administered by the Committee, the members of which are intended to qualify as “non-employee directors” as defined in the Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Stock Incentive Plan provides the Committee with the authority to determine the size, the recipients and the terms and conditions of awards under the Stock Incentive Plan, and to establish rules and regulations for the Stock Incentive Plan’s administration. The Stock Incentive Plan also grants the Committee, with the approval of the Board, the authority to, at any time, terminate, amend or modify the Stock Incentive Plan; provided that the approval of the stockholders of the Company is obtained if the approval of the amendment, modification or termination is required, by, among other things, any national securities exchange or system on which the Company’s shares are then listed or reported or by a regulatory body having jurisdiction.

Federal Income Tax Consequences of Restricted Stock Awards

An employee who is awarded restricted stock shares will not be taxed at the time of grant unless the employee makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code, as discussed below. Upon a lapse of the restrictions on transferability applicable to the restricted stock shares, the employee will recognize ordinary income on the then fair market value of the restricted stock shares and a corresponding deduction will generally be allowable to the Company (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable). In such case, the employee’s basis in the Company’s common stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such common stock, the employee will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Internal Revenue Code, the employee may elect (a “Section 83(b) Election”) within 30 days of the grant of restricted stock shares to recognize ordinary income in an amount up to the fair market value of the restricted stock shares at the time of grant (determined without regard to any restrictions which may lapse). In that case, the employee will acquire a tax basis in such common stock equal to the ordinary income recognized by the employee on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the restricted stock shares first becomes transferable for the amount on which the Section 83(b) Election is made, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of restricted stock shares with respect to which an employee previously made a Section 83(b) Election, the employee will not be entitled to a loss deduction. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant.

An employee who is awarded restricted stock units will not be taxed at the time of grant. The employee will recognize taxable income upon the lapse of the applicable restrictions based upon the fair market value of the Company’s common stock issued to the employee. The Company is generally entitled to an income tax deduction for any compensation taxed to the employee.

The foregoing discussion is based upon presently applicable provisions of the federal income tax laws, and thus is subject to change if and when such laws change.

Accounting Treatment of Restricted Stock Awards

Under applicable accounting rules, the Company recognizes compensation expense starting at the earlier of the grant date or the service inception date and continuing through the vesting date. The total expense is equal to the fair value of the restricted stock award at the grant date.

New Plan Benefits

The number of awards to be made pursuant to the Stock Incentive Plan is subject to the discretion of the Committee; however, the following table summarizes the approximate awards that the Company anticipates will be received under the Stock Incentive Plan for the 2006 fiscal year by certain individuals and groups, if the Stock Incentive Plan is approved by stockholders. The table also summarizes information concerning awards that would have been received by certain individuals and groups for fiscal 2005 under the Executive Officer Annual Performance Bonus Plan if the plan had been in effect during fiscal 2005 and if the Compensation Committee had determined to make the awards on the same basis under the Executive Officer Annual Performance Bonus Plan as the awards made under the Company’s Senior Executive Incentive Compensation Plan for fiscal 2005. Please see the bonus information contained in the Summary Compensation Table for information regarding bonuses paid to the named executive officers for fiscal 2005.

Name and Position	Number of Shares of Restricted Stock or Restricted Stock Units Anticipated to be Awarded for Fiscal 2006 Under Stock Incentive Plan		$ Value of Awards Under Executive Officer Annual Performance Bonus Plan if the Plan had been in effect in Fiscal 2005
Floyd W. Pickrell, Jr.	0		$1,254,688
President and Chief Executive Officer
Stephen J. Tomassi	0		$444,570
Vice President—General Counsel and Secretary
Daniel E. Even	0		$444,570
President, Ormco Corporation(1)
Steven J. Semmelmayer	0		$422,342
President, Kerr Corporation
Bernard J. Pitz	0		$259,333
Vice President—Finance, Chief Financial Officer and Treasurer
Gregory D. Waller	0		$252,882
Former Vice President—Finance, Chief Financial Officer and Treasurer
All current executive officers as a group (8 persons)	0		$3,407,020
All current directors who are not executive officers (7 persons)	0		0
All employees, including all current officers who are not executive officers	17,000	(2)	0	(3)

(1)	On January 9, 2006, Mr. Even was elected to the position of Executive Vice President—Global Operations of Sybron Dental Specialties, Inc.

(2)	Represents the approximate number of shares expected to be granted in fiscal 2007 based on fiscal 2006 service. The number of estimated shares is based on certain employment assumptions and uses the closing price of the Company’s common stock on the NYSE on December 30, 2005, which was $39.81.

(3)	The Company uses a variety of performance based plans for its employees that are not executive officers. The plans are typically linked to the growth of items such as the operating income of the business segment in which the employee is employed.

EQUITY COMPENSATION PLAN INFORMATION

Excluding the Company’s 2006 Restricted Stock Incentive Plan, which is being submitted for stockholder approval at the Annual Meeting, The Company currently has six equity compensation plans. Five of the plans, the 2000 Long-Term Incentive Plan, the 2000 Outside Directors’ Stock Option Plan, 2005 Outside Directors’ Stock Option Plan, 2005 Long-Term Incentive Plan, and the Employee Stock Purchase Plan were approved by the Company’s stockholders. One of the plans, the 2001 Long-Term Incentive Plan has never been submitted to the stockholders for approval and therefore has not been approved by the Company’s stockholders. A description of the 2001 Long-Term Incentive Plan, as well as the five other equity compensation plans, is contained in Note 14 of the “Notes to Consolidated Financial Statements” in Item 8—“Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, and is incorporated herein by reference. The following table gives information about common stock that may be issued under all of the Company’s existing equity compensation plans as of September 30, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders	6,200,757	(1)	$27.31	1,979,138	(2)
Equity compensation plans not approved by security holders	775,322	(3)	20.01	8,848

Total	6,976,079		$26.50	1,987,986

(1)	Represents options to purchase the Company’s common stock granted under the Company’s 2000 Long-Term Incentive Plan, 2000 Outside Directors’ Stock Option Plan, and its 2005 Long-Term Incentive Plan.

(2)	Includes 386,410 shares available for future issuance under the Employee Stock Purchase Plan.

(3)	Represents options to purchase the Company’s common stock granted under the Company’s 2001 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Spin-Off Transactions

In order to effect the Spin-Off, Apogent and the Company entered into a number of interrelated agreements which define the ongoing relationship between the parties after the Spin-Off. Because these agreements were negotiated while the Company was a wholly owned subsidiary of Apogent, they are not the result of negotiations between independent parties. Those agreements for which there are on-going obligations by Apogent and the Company are described below:

Assignment and Assumption Agreement.    Pursuant to the General Assignment, Assumption and Agreement Regarding Litigation, Claims and Other Liabilities, in general the Company and its U.S. subsidiaries will indemnify Apogent and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of the dental business, including discontinued operations within the dental business. Similarly, Apogent and its U.S. subsidiaries will indemnify the Company and its subsidiaries and affiliates against liabilities, litigation and claims actually or allegedly arising out of its laboratory business, including discontinued operations within the laboratory business, and other items not transferred to the Company. In circumstances in which any liability of Apogent and the Company is joint, the parties will share responsibility for such liability on a mutually agreed upon basis consistent with the allocation of the business segments.

Insurance Matters Agreement.    The Insurance Matters Agreement governs the rights and obligations of Apogent and the Company with respect to various pre-existing contracts insuring Apogent and covering risks associated with, or arising out of, Apogent’s dental business. The types of policies covered by the Insurance Matters Agreement include, without limitation, automobile liability, comprehensive and general liability. The Insurance Matters Agreement also establishes certain procedures for dealing with pending litigation, new litigation and the resolution of disputes between the parties concerning that agreement.

Tax Indemnification Agreement.    The Tax Sharing and Indemnification Agreement governs the allocation of certain tax responsibilities between Apogent and its subsidiaries on the one hand and the Company and its subsidiaries on the other hand after the Spin-Off. The Tax Indemnification Agreement defines each company’s rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the business operations for tax years (or portions thereof) ending on or prior to the Spin-Off and with respect to certain tax attributes of the companies after the Spin-Off. The Tax Indemnification Agreement also specifies the parties’ respective obligations in connection with any audit or investigation concerning any federal, state or other taxes or in the event the Spin-Off is subsequently determined not to qualify as tax-free for U.S. federal income tax purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of Company common stock and subsequent changes in that ownership to the SEC and the NYSE. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during the most recent fiscal year. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2005.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee on behalf of the Company has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of KPMG LLP, if desired.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals for the 2007 Annual Meeting of Stockholders of the Company must be received no later than September 11, 2006 at the Company’s principal executive offices, 100 Bayview Circle, Suite 6000, Newport Beach, California 92660-8915, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the SEC’s proxy rules. Under the Company’s Bylaws, written notice of stockholder proposals for the 2006 Annual Meeting of Stockholders of the Company which are not intended to be considered for inclusion in next year’s annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than December 10, 2006 and no earlier than November 10, 2006 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

STEPHEN J. TOMASSI
Secretary

January 9, 2006

A copy (without exhibits) of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended September 30, 2005 has been provided with this Proxy Statement. The Company will provide to any stockholder, without charge, upon written request of such stockholder, an additional copy of such Annual Report. Such requests should be addressed to Investor Relations, Sybron Dental Specialties, Inc., 100 Bayview Circle, Suite 6000, Newport Beach, California 92660-8915.

EXHIBIT A

SYBRON DENTAL SPECIALTIES, INC.

EXECUTIVE OFFICER ANNUAL PERFORMANCE BONUS PLAN

POLICY STATEMENT

1.	OBJECTIVES

The Sybron Dental Specialties, Inc. (the “Company” or “Corporation”) Executive Officer Annual Performance Bonus Plan (the “Bonus Plan”) is designed to motivate the executive officers of the Company to improve the Company’s operating results each fiscal year and to assist in retaining and attracting qualified, managerial employees by providing a total compensation opportunity competitive with the marketplace. It is intended that amounts paid under the Bonus Plan constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

2.	ADMINISTRATION

The Bonus Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). No member of the Committee shall be eligible for awards under the Bonus Plan.

The Committee shall interpret the Bonus Plan, establish rules and regulations for the administration thereof, and make all determinations necessary or advisable for the administration of the Bonus Plan. The Committee shall be assisted by the Corporation’s Human Resources Department staff in fulfilling its administrative responsibilities.

3.	ELIGIBILITY

The executive officers of the Corporation constitute the employees eligible for participation in the Bonus Plan. The Committee shall determine the executives who participate in the Bonus Plan for each fiscal year. Any executive identified by the Committee as being directly responsible for the operations of one of the Company’s business segments or its principal subsidiaries (a “Segment”) shall be referred to herein as a “Segment Executive”. Participation in the Bonus Plan during a fiscal year shall not guarantee the right of participation in any following year.

4.	DETERMINATION OF BONUS AWARDS

For executive officers, other than Segment Executives, their Bonus Awards will be determined by multiplying their EPS Growth Component times the Company ROIC Component. The Bonus Awards for Segment Executives will be determined using the following formula: (EPS Growth Component x Company ROIC Component x 50%) + (Segment Adjusted Operating Income Component x Segment ROIC Component x 50%).

A.	EPS Growth Component

The EPS Growth Component is calculated by multiplying an executive’s Salary Grade Percentage times the Company Success Factor times the executive’s base salary.

(i)	Salary Grade Percentage

An executive’s Salary Grade Percentage is determined by his/her salary grade. The Salary Grade Percentages currently range from 16% of base salary for an executive at executive salary grade 3 to 55% of base salary for an executive at executive salary grade 21. A list of the current executive salary grades and the corresponding salary grade percentages is on the attached Appendix 1.

(ii)	Company Success Factor

The Company Success Factor for any fiscal year is established by calculating the Company’s Adjusted Basic Earnings Per Share for that fiscal year, determining the percent by which that Adjusted Basic Earnings Per Share exceeds the Company’s Adjusted Basic Earnings Per Share for the prior fiscal year, and then taking from the chart established by the Committee for the fiscal year for which the EPS Growth Component is being established the Success Factor assigned to the percent of growth determined. The Success Factor chart for the Company’s 2006 fiscal year is on the attached Appendix 1.

(1)	Adjusted Basic Earnings Per Share

The Company’s Adjusted Basic Earnings Per Share for any fiscal year shall be calculated by dividing the Company’s Adjusted Net Income for that fiscal year by the Company’s weighted average basic shares outstanding during the fiscal year (the “Adjusted Basic Earnings Per Share”).

(2)	Adjusted Net Income

The Company’s Adjusted Net Income for any fiscal year shall equal the Company’s net income for that fiscal year as shown in the Company’s audited consolidated financial statements, but excluding any stock compensation expense, costs of restructuring, costs of refinancing and costs incurred in the disposition of an operating unit (“Adjusted Net Income”). The Committee, in its discretion, may exclude items of income, include costs of restructuring, include costs of refinancing and/or include costs incurred in the disposition of an operating unit in the calculation of Adjusted Net Income for any fiscal year and reduce the Bonus Awards for participants.

B.	Company ROIC Component

The Company ROIC Component is determined by comparing the Company’s return on invested capital (“ROIC”) for the fiscal year (the “Actual ROIC”) for which the Bonus Award is being calculated to the ROIC target established by the Committee for that fiscal year (the “ROIC Target”). The Company ROIC Component equals 1.0 if the Actual ROIC equals or exceeds the ROIC Target and equals .75 if the Actual ROIC is less than the ROIC Target.

C.	Segment Adjusted Operating Income Component

The Segment Adjusted Operating Income Component is calculated by multiplying a Segment Executive’s Salary Grade Percentage times the applicable Segment Success Factor times the Segment Executive’s base salary.

(i)	Salary Grade Percentage

A Segment Executive’s Salary Grade Percentage is determined by his/her salary grade. The Salary Grade Percentages currently range from 16% of base salary for an executive at executive salary grade 3 to 55% of base salary for an executive at executive salary grade 21. A list of the current salary grades and the corresponding salary grade percentages is on the attached Appendix 1.

(ii)	Segment Success Factor

The Segment Success Factor for a Segment for any fiscal year is established by determining the percent by which that fiscal year’s Segment Adjusted Operating Income exceeds the Segment Adjusted Operating Income for the prior fiscal year, and then taking from the chart established by the Committee for the fiscal year for which the Segment Adjusted Operating Income Component is being established the Success Factor assigned to the percent of growth determined. The Success Factor chart for the Company’s 2006 fiscal year is on the attached Appendix 1.

(iii)	Segment Adjusted Operating Income

The Segment Adjusted Operating Income for any fiscal year used in calculating a Segment Executive’s Bonus Award shall equal the operating income for that fiscal year of the Segment for which the executive is responsible, as shown in the notes to the Company’s audited consolidated financial statements, but excluding any stock compensation expense, costs of restructuring, costs of refinancing and costs incurred in the disposition of an operating unit. The Committee, in its discretion, may exclude items of income, include costs of restructuring, include costs of refinancing and/or include costs incurred in the disposition of an operating unit in the calculation of Segment Adjusted Operating Income for any fiscal year, which shall reduce the Bonus Award for participants.

D.	Segment ROIC Component

The Segment ROIC Component is determined by comparing the Segment’s ROIC for the fiscal year (the “Segment Actual ROIC”) for which the Bonus Award is being calculated to the ROIC target for the Segment established by the Committee for that fiscal year (the “Segment ROIC Target”). The Segment ROIC Component equals 1.0 if the Segment Actual ROIC equals or exceeds the Segment ROIC Target and equals .75 if the Segment Actual ROIC is less than the Segment ROIC Target.

5.	CHANGE IN EMPLOYMENT STATUS

Executives whose employment with the Company and all of its subsidiaries is terminated by the executive or the Company, other than for retirement, disability or death, at any time before end of a fiscal year will not be entitled to receive any award under the Bonus Plan for that fiscal year, unless specifically approved by the Committee or their employment agreements provide otherwise. Executives who retire, become disabled or die (or their beneficiaries or legal representatives, if applicable) during a fiscal year will receive a prorated Bonus Award that is calculated by multiplying the executive’s Bonus Award by a percent equal to the percent of the fiscal year for which the executive was actively employed.

6.	COMMITTEE DISCRETION

The Committee may modify the method used to calculate the Bonus Awards for a fiscal year, but only if the performance objectives are consistent with those objectives identified in Section 4 of the Bonus Plan, the modification is made in the first ninety (90) days of the Company’s fiscal year and the outcome is substantially uncertain at the time the modification is made. Following the close of each fiscal year, the Committee shall determine the amount payable to each participant. The Committee has the sole discretion to determine whether all or any portion of the calculated amount will be paid, and the specific amount (if any) to be paid to each participant. In the event of special circumstances of an unusual or significant nature outside of the course of normal business operations, the Committee may reduce the Bonus Award for any participant when it believes the integrity, purpose or fairness of the Bonus Plan will be better served.

7.	PAYMENT OF AWARD

Awards under the Bonus Plan shall be paid in cash as soon as practicable after the financial results for the fiscal year have been determined and the amount payable for each participant has been determined. Notwithstanding any other provision hereof, no participant may receive a payment of more than $2,000,000 for any fiscal year.

8.	NON-EXCLUSIVITY

The Bonus Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority.

9.	SECTION 162(m) CONDITIONS; BIFURCATION OF PLAN

It is the intent of the Company that the Bonus Plan be interpreted in a manner, that, in the case of participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements so that Bonus Awards to them constitute “qualified performance-based compensation.” Any provision, application or interpretation of the Bonus Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Internal Revenue Code shall be disregarded. Notwithstanding anything to the contrary in the Bonus Plan, the provisions of the Bonus Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Bonus Plan to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

10.	AMENDMENTS, SUSPENSION OR TERMINATION OF PLAN

The Board of Directors or the Committee may, at any time, or from time to time, amend, suspend or terminate the Bonus Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m).

APPENDIX 1

FISCAL 2006 SUCCESS FACTORS

The Success Factor varies, in accordance with the chart below, with the amount by which the Company’s Adjusted Basic Earnings Per Share are greater than the prior year’s Adjusted Basic Earnings Per Share for purposes of calculating the EPS Growth Component and the amount by which a Segment’s Adjusted Operating Income is greater than the prior year’s Segment Adjusted Operating Income for purposes of calculating the Segment Adjusted Operating Income Component*.

Growth in Adjusted Basic Earnings Per Share** or Segment Adjusted Operating Income	Company or Segment Success Factor***
Less than 6%	0.00
6%	1.00
7%	1.25
8%	1.50
9%	1.75
10%	2.00
11%	2.25
12%	2.50
13%	2.75
14%	3.00
15%	3.25
16%	3.50****

*	Adjusted Basic Earnings Per Share and Segment Adjusted Operating Income are calculated as defined in the Bonus Plan.

**	The share count will be the weighted average basic shares outstanding during the fiscal year.

***	The Success Factor shall be interpolated if the percentage growth in Adjusted Basic Earnings Per Share or Segment Adjusted Operating Income is between two numbers on the chart for fiscal 2006.

****	The Success Factor shall increase by 25 basis points for each additional one percentage point of growth in Adjusted Basic Earnings Per Share or Segment Adjusted Operating Income.

SALARY GRADE PERCENTAGES

SALARY GRADE	SALARY GRADE PERCENTAGES
3	16%
4	18%
5	20%
6	22%
7	24%
8	26%
9	28%
10	30%
11	33%
12	36%
13	39%
14	42%
15	45%
16	48%
17	50%
18	52%
19	53%
20	54%
21	55%

EXHIBIT B

SYBRON DENTAL SPECIALTIES, INC.

2006 RESTRICTED STOCK INCENTIVE PLAN

B-i

SYBRON DENTAL SPECIALTIES, INC.

2006 RESTRICTED STOCK INCENTIVE PLAN

B-ii

SYBRON DENTAL SPECIALTIES, INC.

2006 RESTRICTED STOCK INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE, AND DURATION

1.1    Establishment of the Plan and Effective Date.    Sybron Dental Specialties, Inc., a Delaware corporation (the “Company”), hereby establishes a long-term incentive plan to be known as the “Sybron Dental Specialties, Inc. 2006 Restricted Stock Incentive Plan” (the “Plan”). The Plan permits the granting of Restricted Stock to Employees of the Company.

The Plan shall commence as of February 8, 2006 (the “Effective Date”) upon its approval by the stockholders at the 2006 annual meeting of stockholders.

1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of the participants to those of Company stockholders, and by providing the participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan’s Effective Date.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)    “Award” means, individually or collectively, a grant under this Plan of Restricted Stock.

(b)    “Award Agreement” means an agreement entered into by the Company and each Holder, as described in Section 6.2 herein.

(c)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)    “Cause” means fraud, dishonesty, competition with the Company, unauthorized use of the Company’s trade secrets or confidential information, or continued gross neglect by the Employee of the duties assigned to him or her by the Board or the Company (if such neglect continues for thirty (30) days after notice by the Board or the Company to the Employee specifying the duties being neglected by Employee).

(f)    “Change in Control” of the Company shall be deemed to have occurred if:

(i)    any Person (but excluding the Company or any of its affiliates, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its affiliates, an underwriter temporarily holding securities pursuant to an offering of securities or any company owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the Company) is or becomes the Beneficial Owner, directly or indirectly (other than where such acquisition occurs in connection with a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof), of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding securities acquired directly from the Company or any of its affiliates;

(ii)    during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest would not be deemed an approved director for purposes of determining whether approved directors have ceased to constitute a majority of the Board;

(iii)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation where immediately thereafter the pre-merger or pre-consolidation directors of the Company continue to constitute at least a majority of the Board of Directors of the surviving entity or any parent thereof, or other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (subject to the same exclusions as set forth in subsection (i) above) is or becomes the Beneficial Owner, directly or indirectly, of securities in the Company (excluding securities acquired by such person directly from the Company or any of its affiliates), representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the committee, as specified in Article 3, appointed by the Board to administer the Plan.

(i)    “Common Stock” means the common stock of the Company.

(j)    “Company” means Sybron Dental Specialties, Inc., a Delaware corporation, and any successor thereto as provided in Section 10.4 herein.

(k)    “Continuous Service” means the number of years and months which represent the total of an Employee’s uninterrupted employment with the Company, provided that the Employee’s employment shall not be considered interrupted in the case of any approved leave of absence.

(l)    “Director” means any individual who is a member of the Board of Directors of the Company.

(m)    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(n)    “Employee” means any full-time, nonunion employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

(q)    “Holder” means an individual to whom an Award is made.

(r) “Performance Goals” means goals established by the Committee prior to the grant of any Award of Restricted Stock that are based on the attainment of targets relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: sales, consolidated operating income expressed as a percentage of net sales, the return on net assets of the Company and any Subsidiary, net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, operating income, earnings before depreciation, interest, taxes and amortization (EBITDA), increase in stock price, total shareholder return, economic value added, value added measurement and operating cash flow.

(s)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(t)    “Plan” means the Sybron Dental Specialties, Inc. 2006 Restricted Stock Incentive Plan.

(u)    “Retirement” shall have the meaning ascribed to such term in the tax-qualified retirement plan of the Company.

(v)    “Restricted Stock” means Restricted Stock Shares or Restricted Stock Units awarded under Article 6 of the Plan.

(w)    “Restriction Period” means the period during which Restricted Stock awarded under Article 6 of the Plan is subject to forfeiture.

(x)    “Shares” means the shares of Common Stock.

(y)    “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof.

ARTICLE 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

It is intended that the Committee members shall, at all times, qualify as “non-employee directors” pursuant to Rule 16b-3 under the Exchange Act and as “outside directors” pursuant to the requirements of Section 162(m) of the Code. However, the failure to so qualify shall not affect the validity of any Awards made or other actions taken by the Committee in accordance with the provisions of the Plan. If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and Section 162(m).

3.2    Authority of the Committee.    The Committee shall have full power, except as limited by law or by the certificate of incorporation or bylaws of the Company, and subject to the provisions herein, to determine the size of grants of Awards; to determine the terms and conditions of such Award grants in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan; further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders and resolutions of the Board of Directors, shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Holders, and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for issuance under the Plan is 100,000 shares. These Shares may be either authorized but unissued or reacquired Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares which may be covered by Awards issued to any Employee may not exceed 5,000 Shares during any fiscal year.

4.2    Lapsed Awards.    If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason, then, subject to such rules and regulations as may be promulgated by the Committee with respect thereto, any Shares subject to such Award may again be available for the grant of an Award under the Plan.

4.3    Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award granted shall always be a whole number.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility.    Persons eligible to participate in the Plan include those Employees who contribute significantly to the management, development and operations of the Company, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted, and shall determine the nature and amount of each Award grant.

ARTICLE 6

RESTRICTED STOCK

6.1    Restricted Stock Award.    Restricted Stock Awards may consist of Shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue Shares in the future if specified conditions are satisfied (“Restricted Stock Units”). The Committee may condition a Restricted Stock Award upon such conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Awards need not be the same with respect to each Holder.

6.2    Award Agreement.    Restricted Stock Awards shall be evidenced by an Award Agreement. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall determine.

6.3    Stock Certificate.    Upon determination of the number of Restricted Stock Shares to be granted to the Holder, the Committee shall direct the Company to (i) cause the Shares of Common Stock representing the number of Shares of Common Stock be issued to the Holder to be deposited into an account established by the Company in the Holder’s name with the Holder designated as the registered owner or (ii) issue a certificate or certificates representing the number of Shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. A Holder shall not be permitted to undertake a disposition of the Shares of Common Stock in his or her account during the Restriction Period. With respect to Shares of Common Stock for which the Restriction Period has been satisfied, the Holder may move those Shares of Common Stock to another account of the Holder’s choosing or request that a stock certificate be issued and delivered to him or her. Any certificate(s) representing Shares for which the Restriction Period has not elapsed shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with Company, to be held in escrow during the Restriction Period.

6.4    Dividends.    Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder of Restricted Stock Shares shall have the right to receive dividends on and to vote the Restricted Stock Shares. A Holder receiving an Award of Restricted Stock Units shall not be deemed the owner of any Shares covered by the Award, or have any rights as a stockholder with respect thereto, until such Shares are issued to the Holder.

6.5    Performance Goals.    The Committee may condition the grant of an Award or the expiration of the Restriction Period upon the achievement of one or more Performance Goal(s), specified in the Award Agreement. If the specified Performance Goal(s) are not achieved, the Holder shall forfeit the Award of Restricted Stock and any Common Stock shall be forfeited to the Company.

6.6    Restriction Period.    Except as provided below, the Restriction Period shall provide a minimum two-year period of Continuous Service before a Restricted Stock Award shall fully vest. The Award Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including the termination of a Holder’s Continuous Service whether due to death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. The Restricted Period shall be determined at the discretion of the Committee. At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and an unlegended certificate for such number of Shares shall be delivered to the Holder, (or where appropriate, the Holder’s legal representative). The Committee may in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a Holder’s death or disability or a Change in Control.

6.7    Termination of Employment.    If the employment of a Holder shall terminate for any reason, all Restricted Stock Awards held by the Holder, which have not met the Restriction Period requirements as of the date of employment termination, immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Awards, subject to such terms as the Committee, in its sole discretion, deems appropriate.

6.8    Restrictions on Transferability.    Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. The Committee may grant Awards that are transferable by the Holder during the Holder’s lifetime, but such Awards shall be transferable only to the extent specifically provided in the Award Agreement entered into by the Holder. The transferee of the Holder shall, in all cases, be subject to the provision of the Award Agreement between the Company and the Holder.

ARTICLE 7

CHANGE IN CONTROL

Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 10.7 herein, any and all Restriction Periods may lapse hereunder and an unlegended certificate for the Shares shall be issued and delivered to the Holder. In addition, subject to Article 8 herein, the Committee shall have the authority to make any modifications to Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 8

AMENDMENT, MODIFICATION, AND TERMINATION

8.1    Amendment, Modification, and Termination.    With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the stockholders of the Company, if such approval is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect thereto.

Notwithstanding anything to the contrary in this Plan, neither the Committee nor the Board shall amend the Plan to (i) materially increase the benefits accrued to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan, without the approval of the Company’s stockholders, when that approval is required by applicable law, or deemed necessary or advisable by the Committee.

8.2    Awards Previously Granted.    No termination, amendment, or modification of the Plan shall in any material manner adversely affect any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE 9

WITHHOLDING

9.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Holder’s FICA obligation) required by law to be withheld with respect to any grant, lapsing of restrictions, or payment made under or as a result of the Plan.

9.2    Share Withholding.    A Holder may elect to satisfy the minimum amount of any tax, including any federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to an Award (“Withholding Tax”), in whole or in part, with vested Shares, based upon their Fair Market Value on the date the Withholding Tax is to be determined (the “Tax Date”). Each election by a Holder to use Shares for this purpose shall be subject to the following restrictions: (a) the election must be in writing and made on or prior to the Tax Date; and (b) the election shall be subject to the disapproval of the Committee.

ARTICLE 10

MISCELLANEOUS

10.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Holder’s employment at any time, nor confer upon any Holder any right to continue in the employ of the Company.

For purposes of the Plan, transfer of employment of a Holder between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

10.2    Participation.    No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

10.3    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

10.4    Successors.    All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.5    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.6    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.7    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8    Securities Law Compliance.    Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

10.9    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Company’s state of incorporation.

SDS-PS-06

SYBRON DENTAL SPECIALTIES, INC.
2006 Annual Meeting of Stockholders

February 8, 2006

11:00 a.m. P.S.T.

You May Vote by Telephone, by Internet, or by Mail

(see instructions on reverse side)

YOUR VOTE IS IMPORTANT

PROXY

SYBRON DENTAL SPECIALTIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors

Floyd W. Pickrell, Jr., Bernard J. Pitz and Stephen J. Tomassi, or any of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Sybron Dental Specialties, Inc. to be held in Indian Wells, California, on Wednesday, February 8, 2006, at 11:00 a.m., Pacific Standard Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL OF PROPOSAL NO. 2, AND “FOR” THE APPROVAL OF PROPOSAL NO. 3. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF ANY DIRECTION, IT WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN AND DATE THIS CARD

IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

COMPUTERSHARE 250 ROYALL ST. CANTON, MA 02021

Your vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Sybron Dental Specialties, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sybron Dental Specialties, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SYBRON	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYBRON DENTAL SPECIALTIES, INC.

Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

1. ELECTION OF DIRECTORS:
Nominees: 01) Donald N. Ecker, 02) Robert W. Klemme	☐	☐	☐

Vote on Proposals	For	Against	Abstain

2. Approval of Sybron Dental Specialties, Inc.’s Executive Officer Annual Performance Bonus Plan.	☐	☐	☐

3. Approval of Sybron Dental Specialties, Inc.’s 2006 Restricted Stock Incentive Plan.	☐	☐	☐

IF YOU WISH TO VOTE BY MAIL, INSTEAD OF OVER THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date